As filed with the Securities and Exchange Commission on July 3, 2007

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FIFTH THIRD HOLDINGS FUNDING, LLC

as Depositor to the Issuing Entities described herein

(Exact name of Registrant as specified in its charter)

Delaware	35-2301537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

FIFTH THIRD HOLDINGS FUNDING, LLC

1701 Golf Road

Tower 1, 9th Floor

Rolling Meadows, Illinois 60008

(847) 354-7341

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul L. Reynolds, Esq.

Executive Vice President, Secretary and General Counsel

Fifth Third Bancorp

38 Fountain Square Plaza

MD 10AT76

Cincinnati, Ohio 45263

(513) 534-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

STUART M. LITWIN, ESQ.

MAYER, BROWN, ROWE & MAW LLP

71 SOUTH WACKER DRIVE

CHICAGO, ILLINOIS 60606

(312) 782-0600

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Asset Backed Notes and Certificates	$1,000,000	100%	$1,000,000	$30.70
(1)	Estimated solely for the purpose of calculation of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT

This Registration Statement contains:

•

a Prospectus relating to the offering of one or more series of securities by various issuing entities and limited liability companies created from time to time by the Registrant, which will include one or more classes of asset-backed notes and/or one or more classes of asset-backed certificates; and

•	a representative form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and Asset Backed Certificates to be issued by an owner trust.

PROSPECTUS SUPPLEMENT

To Prospectus Dated [                ]

$[            ]

Fifth Third Auto Trust 20[    ]-[    ]

Issuing Entity

Fifth Third Holdings Funding, LLC

Depositor

Fifth Third Bank, an Ohio banking corporation

Sponsor and Servicer

The following securities are being offered by this prospectus supplement:

You should carefully read the “ risk factors” beginning on page S-15 of this prospectus supplement and page 1 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or guaranteed by any other person or entity.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	[LIBOR +]%
[Class B Notes]	$	%

Total	$

	Price to Public(1)	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class A-3 Note	%	%	%
Per Class A-4 Note	%	%	%
[Per Class B Note]	%	%	%

Total	$	%	%

(1)	Plus accrued interest, if any, from [ ].

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of retail motor vehicle installment sale contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks, [payments due under an interest rate swap agreement] [and funds on deposit in the reserve account.] [[            ] will be the counterparty to the interest rate swap agreement.]

•	The issuing entity will pay interest and principal on the notes on the [15th] day of each month, or, if the [15th] is not a business day, the next business day, starting on [ ].

•

Credit enhancement for the notes offered hereby will consist of a [reserve account with an initial deposit of $[    ],] [subordinated certificates,] [excess interest on the receivables,] [the yield supplement overcollateralization amount,] [overcollateralization (in addition to the yield supplement overcollateralization amount)] [and, in the case of the Class A notes, by subordination of certain payments to the Class B noteholders].

•	The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[UNDERWRITERS]

The date of this prospectus supplement is [            ]

Prospectus

ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the securities offered by this prospectus supplement and the accompanying prospectus.

We tell you about the securities in two separate documents:

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities; and

•	this prospectus supplement, which describes the specific terms of your securities.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the securities in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the securities and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the securities. The introductory sections are:

•

Summary of Terms — provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors — describes briefly some of the risks to investors in the securities.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page I-[    ] of this prospectus supplement and page I-[    ] of the accompanying prospectus.

If the description of the terms of your securities varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

REPORTS TO SECURITYHOLDERS

After the securities are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the securities and the receivables will be prepared by Fifth Third Bank, an Ohio banking corporation (“Ohio Bank”) and sent on behalf of the issuing entity to the indenture trustee (with a copy to each rating agency[, the swap counterparty] and the issuing entity), who will forward the same to Cede & Co. See the accompanying prospectus under “Reports to Securityholders.”

Owners of the securities may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of securities and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to securityholders each month via its Internet website, which is presently located at [                ]. The indenture trustee will forward a hard copy of the reports to each securityholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [            ]. The indenture trustee will notify the securityholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The Ohio Bank, Fifth Third Holdings, LLC (“FTH LLC”) the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the securities. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under file number 333-[    ].

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001, AS AMENDED (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE SECURITIES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND, ACCORDINGLY, THE SECURITIES MAY NOT BE, AND, PRIOR TO THE EXPIRATION OF SIX MONTHS FROM THE CLOSING DATE, ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE SECURITIES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Structural Diagram

Flow of Funds

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES*

Issuing Entity/Trust

Fifth Third Auto Trust 20[    ]-[    ], a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks.

Depositor

Fifth Third Holdings Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of FTH LLC, is the “depositor” of the issuing entity. The depositor will sell the receivables to the issuing entity. [An affiliate of the depositor] [The depositor] will be the initial holder of the issuing entity’s certificates.

You may contact the depositor by mail at 1701 Golf Road, Tower I, 9th Floor, Rolling Meadows, Illinois 60008, or by calling (847) 354-7341.

Seller

Fifth Third Holdings, LLC, a Delaware limited liability company, known as “FTH LLC” or the “seller”, is the seller of receivables to the depositor described in this prospectus supplement and related prospectus.

Sponsor/Servicer

Fifth Third Bank, an Ohio corporation, known as the “Ohio Bank” or the “servicer”, will service the receivables held by the issuing entity. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) [    ]% per annum; (2) one-twelfth (or, in the case of the first payment date, [a fraction, the numerator of which is the number of days from but not including the [initial] cut-off date to and including the last day of the first collection period and the denominator of which is 360] [one-sixth]) and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the [initial] cut-off date, in the case of the first collection period). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

The Ohio Bank is also the “sponsor” of the transaction described in this prospectus supplement and related prospectus.

Originators

The Ohio Bank and Fifth Third Bank, a Michigan banking corporation (“Michigan Bank”) originated the receivables. The seller will sell certain of these receivables to the depositor. We refer to the Michigan Bank and the Ohio Bank together as the “originators”. Approximately [    ]% of the receivables were originated by the Michigan Bank and [    ]% of the receivables were originated by the Ohio Bank. Any receivables originated by the Ohio Bank and/or the Michigan Bank will first be sold to the seller. On the closing date, the seller will sell all of the receivables to be included in the receivables

*	NOTE: Disclose transactions that are not arm’s length or transactions that are outside the ordinary course between sponsor, depositor or issuing entity and any other transaction party.

pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

The Ohio Bank will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

[        ], a [        ], will be the “indenture trustee”.

[        ], a [        ], will be the “owner trustee”.

[Swap Counterparty]

[            ], a [            ], will be the “swap counterparty”.

The long-term credit rating assigned to the swap counterparty by Moody’s is currently “[    ]” and by Standard & Poor’s is currently “[    ].” The short term credit rating assigned to the swap counterparty by Moody’s is currently “[    ]” and by Standard & Poor’s is currently “[    ].”

THE OFFERED SECURITIES

The issuing entity will issue and offer the following securities:

Class	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	[LIBOR + ]%
Class B Notes	$	%

The issuing entity will also issue a subordinated and non-interest bearing “certificate”, which is not offered hereby, which represents an equity interest in the issuing entity and is not offered hereby). The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date.

The notes are issuable in a minimum denomination of $[    ] and integral multiples of $[    ] in excess thereof.

The issuing entity expects to issue the notes on or about [            ], which we refer to as the “closing date”.

INTEREST AND PRINCIPAL

The issuing entity will pay interest on the notes monthly, on the [15th] day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is [            ]. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments

•

Interest on the notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date.

•

Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•

The issuing entity will pay interest on the Class A-1 notes [and the Class A-4 notes] on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes, as applicable] will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•	The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes [and the Class A-4 notes] [and the Class B notes] on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [and the Class B notes] will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, [    ]), divided by 360.

•        Interest payments on all classes of Class A notes will have the same priority. [Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments of the Class A notes.]

Principal Payments

•        The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “— Priority of Payments.”

•        The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period.

•        This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

•        On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “— Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

(1)    first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)    second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

(3)    third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

(4)    fourth, to the Class A-4 notes until the Class A-4 notes are paid in full; and

[(5)  fifth, to the Class B notes, until the Class B notes are paid in full.]

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture occurs [(other than an event of default based on the issuing entity’s breach of a covenant, representation or warranty)] and the notes are accelerated, after payment of certain amounts to the trustees and the servicer [and the swap counterparty], interest on the Class A notes will be paid ratably to each class of Class A notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes. [After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes.] On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees, the servicer and the swap counterparty, interest on the Class A notes will be paid ratably to each class of Class A notes [followed by interest on the Class B notes]. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A notes until those other classes of Class A notes are paid in full. [Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full.] See “Description of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture — Rights Upon Event of Default” in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on that payment date, the then-outstanding net pool balance of the receivables is less than or equal to [10]% of [the sum of (i)] the initial net pool balance [and (ii) the initial pre-funding deposit amount, if any]. (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date.) If the servicer[, or any successor to the servicer], purchases the receivables and other issuing entity property (other than the reserve account) the repurchase price will equal the greater of (a) the unpaid principal amount on the notes plus accrued and unpaid interest thereon up to but excluding that payment date (after giving effect to all distributions due on that payment date) and (b) the fair market value of the receivables and other issuing entity property (other than the reserve account), plus all amounts owing to the swap counterparty as of that payment date. It is expected that at the time this option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes [and the Class B notes] will be outstanding.

Notice of redemption under the indenture must be given by the indenture trustee not later than [10] days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes. In addition, the issuing entity will notify each rating agency listed under “— Ratings” below upon redemption of the notes.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•        a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and such default shall continue for a period of five business days;

•        default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•        any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the notes [of the Controlling Class];

•        any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the notes [of the Controlling Class]; and

•        the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of retail motor vehicle installment sales contracts and/or installment loans secured by a combination of new and used automobiles and light-duty trucks. We refer to these contracts and loans as “receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors”. The receivables were underwritten in accordance with the originator’s respective underwriting criteria.

The receivables identified on the schedule of receivables delivered by the FTH LLC on the closing date will be transferred to the depositor by FTH LLC and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders [and the swap counterparty].

The “issuing entity property” will include the following:

•        the receivables, including collections on the receivables after the applicable cut-off date (the cut-off date for the receivables sold to the issuing entity on the closing date is [                        ], which we refer to as the [initial] “cut-off date”, [and the cut-off date for the receivables sold to the issuing entity on a Funding Date, the “subsequent cut-off date,” is the date specified in the notice relating to that Funding Date)];

•        security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•        all receivable files relating to the original motor vehicle retail installment sales contracts and/or loans evidencing the receivables;

•        [rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

•        any other property securing the receivables;

•        all rights of the originator under agreements with the dealers relating to receivables;

•        rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•        amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•        rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement; and

•        the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the receivables as of [    ], which we refer to as the “cut-off date”. [The statistical distribution of the characteristics of the actual receivables pool will vary somewhat from the statistical distribution of those characteristics in this prospectus because the actual pool will be a subset of the receivables in the statistical pool. Any variance between the characteristics of the statistical pool and the actual pool will not be material.]

As of the close of business on the cut-off date, the receivables in the [statistical] pool described in this prospectus had:

•        an aggregate receivables balance of $[            ];

•        a weighted average contract rate of [    ]%;

•        a weighted average original maturity of [    ] months; and

•        a weighted average remaining maturity of [    ] months.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal — Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the depositor or sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Servicer.”

[SUBSEQUENT RECEIVABLES]

[On the closing date, $[            ] of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents [    ]% of the initial aggregate principal balance of the receivables (including the expected aggregate principal balance of the subsequent receivables). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables from the depositor, which we refer to as “subsequent receivables,” for an amount equal to the purchase price for the receivables on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent receivables must meet certain eligibility criteria as described in “The Transaction Documents — Transfer and Assignment of the Receivables” in the accompanying prospectus.

The Funding Period will begin on the closing date and will end on the earliest to occur of:

•        [            ] full calendar months following the closing date;

•        the date on which the amount in the pre-funding account is $[10,000] or less; or

•        the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders. See “Description of the Purchase Agreement, Sale and Servicing Agreement and the Indenture — Pre-Funding Account.”]

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account [and amounts, if any, paid by the swap counterparty)] in the following amounts and order of priority:

•        first, to the servicer, for reimbursement of outstanding advances;

•        second, to the servicer, the servicing fee;

•        [third, to the swap counterparty, the net swap payment;]

•        fourth, [pro rata, to the swap counterparty, any senior swap termination payment, and] to the Class A noteholders, interest on the Class A notes;

•        fifth, to the principal distribution account for distribution to the noteholders, the First Allocation of Principal, if any;

•        [sixth, to the Class B noteholders, interest on the Class B notes;]

•        [seventh, to the principal distribution account for distribution to the noteholders, the Second Allocation of Principal;]

•        [eighth, to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance;]

•        [ninth, to the swap counterparty, any subordinated swap termination payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

•

tenth, to pay to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and owing under the sale and servicing agreement, the trust agreement and the indenture, as applicable, which have not been previously paid; and

•	eleventh, any remaining funds will be distributed to the certificateholder.

The final distribution to any noteholder will be made only upon surrender and cancellation of the physical certificate representing that noteholder’s notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the holder of the issuing entity’s certificates.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes — Payments of Principal.”

CREDIT ENHANCEMENT

The credit enhancement provides protection for the [Class A notes and the Class B] notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be the [subordination of the certificate,] [the reserve account,] [the yield supplement overcollateralization amount,] [overcollateralization (in addition to the yield supplement overcollateralization amount)] and the excess interest on the receivables. If the credit enhancement is not sufficient to cover all amounts payable on the notes, the losses will be allocated to the notes by maturity, with notes having a later scheduled final maturity date generally bearing the risk of loss before notes having an earlier final scheduled maturity. See also “Risk Factors — Your share of possible losses may not be proportional” and “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments.”

The credit enhancement for the notes will be as follows:

[Class A notes]	[Subordination of principal payments of the Class B notes, which will have an initial note balance of $[ ],] the reserve account and excess interest on the receivables.

[Class B notes]	[The reserve account and excess interest on the receivables]

[Subordinated Certificates]

[The certificate [will have an initial principal balance of $[    ] (approximately [    ]% of the aggregate initial principal amount of the notes and the certificate) and] will be subordinated to the notes to provide credit enhancement for the notes because [no payments will be made on the certificate until the notes have been paid in full.] [no payments will be made on the certificate after an event of default until the notes have been paid in full.] See “Priority of Payments” above. The certificate is not offered to you under this prospectus supplement.]

[Subordination of Payments on the Class B Notes]

[As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture [(other than events of default based on the issuing entity’s breach of covenant, representation or warranty)], all payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full. See “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments May change Upon an Event of Default” in this prospectus supplement.]

Reserve Account

On the closing date, the depositor will deposit from the proceeds of the sale of the notes $[            ] ([    ]% of the initial [adjusted] pool balance) in cash into the reserve account[, plus an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts on deposit in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [(We use the term “adjusted pool balance” to mean, as of any date, the net pool balance at that time, minus the yield supplement overcollateralization amount (as described below) as of that date.)] Collections on the receivables and other available funds, to the extent available after payments and deposits of higher priority are made, will be added to the reserve account on each payment date until the amount on deposit in the reserve account is equal to the specified reserve account balance (as described below).

On each payment date, available funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. Except as provided in the following paragraph, the “specified reserve account balance” is, on any payment date, the lesser of (a) $[            ] (which is approximately [    ]% of the initial adjusted pool balance) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.

However, if:

•        the specified reserve reduction trigger is met on the [    ] payment date, the specified reserve account balance will be reduced to $[    ] ([    ]% of the initial adjusted pool balance) on that payment date and will remain at $[    ] for each payment date thereafter; or

•        the specified reserve reduction trigger is met on the [    ] payment date, the specified reserve account balance will be reduced to $[    ] ([    ]% of the initial adjusted pool balance) on that payment date (regardless of whether the specified reserve reduction trigger was met on the [    ] payment date) and will remain at $[    ] for each payment date thereafter.

The “specified reserve reduction trigger”, as used in the preceding paragraph, will be met for the applicable payment date if the cumulative net loss ratio for that payment date is (x) less than [    ]% on the [        ] payment date or (y) less than [    ]% on the [        ] payment date. The “cumulative net loss ratio” means, for any payment date, the ratio (expressed as a percentage) computed by dividing (a) the excess of the aggregate outstanding principal balance of all defaulted receivables over aggregate liquidation proceeds and recoveries for all defaulted receivables by (b) the net pool balance as of the cut-off date.

On each payment date, the issuing entity will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses [first] through [seventh] under “Priority of Payments” above.

On any payment date, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be transferred to the collection account and distributed on that payment date [as available funds] [to the holder of the issuing entity’s certificates]. See “Description of the Transfer Agreements and the Administration Agreement — The Accounts — The Reserve Account” in this prospectus supplement.

[Overcollateralization]

[Overcollateralization is the amount by which the adjusted pool balance exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization will be $[    ], or [    ]% of the initial adjusted pool balance.]

[Yield Supplement Overcollateralization Amount]

[The yield supplement overcollateralization amount is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [    ]%.

As of the closing date, the yield supplement overcollateralization amount will equal $[    ], which is approximately [    ]% of the initial adjusted pool balance. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to above.

See “Description of the Transfer Agreements and the Administration Agreement — Yield Supplement Overcollateralization Amount” in this prospectus supplement for more detailed information about the yield supplement overcollateralization amount.]

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee[, any net swap payment] and interest on the notes each month, there is expected to be “excess interest”. Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with the “Priority of Payments” described above.]

[INTEREST RATE SWAP]

On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the [Class A-4 notes]. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the note balance of the [Class A-4 notes] on the closing date, and that notional amount will decrease by the amount of any principal payments made on the [Class A-4 notes].

The notional amount under the interest rate swap will at all times be equal to the note balance of the [Class A-4 notes].

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate of [    ]% multiplied by the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay a per annum floating interest rate payment based on LIBOR plus [    ]% multiplied by the notional amount of the interest rate swap. Payments (other than swap termination payments) on the interest rate swap will be exchanged on a net basis. Any “net swap payment” owed by the issuing entity to the swap counterparty on the interest rate swap ranks higher in priority than all payments on the notes.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds.

If the issuing entity fails to make a net swap payment due under the interest rate swap agreement, if performance under the interest rate swap agreement would be illegal or if a bankruptcy event occurs with respect to the issuing entity, a “senior swap termination payment” may be due that is pro rata with payments of interest on the Class A notes and is higher in priority than payments of principal on the Class A notes [and Class B notes]. “Subordinated swap termination payments”, which may be due because of an event of default or termination event under the interest rate swap agreement not involving the issuing entity’s failure to make a net swap payment, the illegality of performance under the interest rate swap agreement or a bankruptcy event with respect to the issuing entity, will be subordinate to payments of principal and interest on the Class A notes [and Class B notes].

The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The Notes — Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

TAX STATUS

Mayer, Brown, Rowe & Maw LLP, special federal tax counsel to the depositor, is of the opinion that (i) for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the [Class A notes and the Class B] notes will be characterized as indebtedness for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the [Class A notes and the Class B] notes may be purchased by employee benefit plans and accounts.

An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

[MONEY MARKET INVESTMENT]

[The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.]

RATINGS

It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from [Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.,] [Moody’s Investors Service, Inc.] and [Fitch Ratings]:

Class	[Standard & Poor’s]	[Moody’s]	[Fitch]
A-1	[A-1+]	[Prime 1]	[F1+]
A-2	[AAA]	[Aaa]	[AAA]
A-3	[AAA]	[Aaa]	[AAA]
A-4	[AAA]	[Aaa]	[AAA]
B	[A]	[A3]	[A]

[Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding.] [Although the rating agencies are not contractually obligated to monitor the ratings on the notes, we believe that the rating agencies will continue to monitor the transaction while the notes are outstanding.] Ratings on the notes may be lowered, qualified or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 1 of the accompanying prospectus.

The geographic concentration of the obligors in the receivables pool may result in losses

The geographic concentration of the obligors on the receivables in the pool may create additional risk of loss. For example, economic conditions or natural disasters, such as hurricanes or floods, in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As of the cut-off date, based on the billing addresses of the obligors, [    ]%, [    ]%, [    ]%, [    ]% and [    ]% of the net pool balance of the receivables were located in [      ], [      ], [      ], [      ] and [      ], respectively. No other state, by billing address, constituted more than [    ]% of the net pool balance as of the cut-off date. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions, or natural disasters such as hurricanes or floods, in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

[This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date, however the [initial] receivables [and the subsequent receivables added to the receivables pool] could have different characteristics]

[This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The [initial] receivables [and any subsequent receivables transferred to the issuing entity during the Funding Period,] will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the [initial] receivables [and subsequent receivables] to differ materially from the receivables as of the statistical cut-off date, and each [initial] receivable [and subsequent receivable] must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the [initial] receivables [and the subsequent receivables] may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the [initial] receivables [and the subsequent receivables] will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.]

Your share of possible losses may not be proportional

Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account]

[On one or more occasions following the closing date, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from FTH LLC, which, in turn, will acquire these receivables from the Ohio Bank and the Michigan Bank, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the Funding Period. See “Description of the Transfer Agreements and the Administration Agreement — Pre-Funding Account,” in this prospectus supplement, this prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

[Risks associated with the interest rate swap]

[The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the [Class A-4 notes] will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity property.

An event of default under the indenture may result in payments on your notes being accelerated. The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes, and the swap counterparty’s claim for any due and unpaid senior swap termination payment will be equal in priority to payments of interest on the notes and higher in priority than all payments of principal on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

As more fully described in this prospectus supplement in “The Notes — Interest Rate Swap Agreement,” the interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, a bankruptcy of either party to the interest rate swap agreement or other insolvency events with respect to the swap counterparty, or illegality; or failure of the swap counterparty to provide financial information as required by Regulation AB or to assign the interest rate swap agreement to an eligible counterparty if it is unable to provide that financial information, certain tax or merger events which affect the swap counterparty’s creditworthiness or ability to make payments, or any other breach of the interest rate swap agreement on the part of the swap counterparty; a material misrepresentation by the swap counterparty in the interest rate swap agreement; or failure of the swap counterparty to obtain a guarantee, to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [Class A-4] notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest on and principal payments of your notes.]

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure

Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses due to receivables with low contract rates

The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture	An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•	you may suffer losses on your securities if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid; and

•	your securities may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from Fifth Third Holdings, LLC, a Delaware limited liability company (which we sometimes refer to as “FTH LLC”);

•	[deposit the pre-funded amount, if any, into the pre-funding account; and]

•	make the initial deposit into the reserve account.

The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including “warehouse” debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay debt may be paid to the underwriters, the owner trustee, the indenture trustee or their respective affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Fifth Third Auto Trust 20[    ]-[    ] is a [statutory trust formed on [    ], 20[    ] under the laws of the State of Delaware] [common law trust formed on [    ], 20[    ] under the laws of the State of [New York] [Delaware]] by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. The Ohio Bank will be the “administrator” of the issuing entity. [An affiliate of the depositor] [The depositor] will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

[•	entering into and performing its obligations under the interest rate swap agreement;]

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	pledging the receivables and other assets of the issuing entity present to the indenture trustee;

•	entering into and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities [or engaging in other activities including, without limitation, entering into the interest rate swap agreement], as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$
[Pre-funding Account]	$
Reserve Account	$

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$
Class A-2 Asset Backed Notes	$
Class A-3 Asset Backed Notes	$
Class A-4 Asset Backed Notes	$
Class B Asset Backed Notes	$
Certificate	$

Total	$

The certificate is not offered by this prospectus supplement, and initially will be retained [by an affiliate of the depositor] [by the depositor]. On each payment date, the holder of the certificate will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “Description of the Transfer Agreements and Administration Agreement — Priority of Payments”.

[The issuing entity will also be liable for payments to the swap counterparty as described in “The Notes — Interest Rate Swap.”]

The issuing entity’s fiscal year ends on [December 31st].

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “Description of the Transfer Agreements and the Administration Agreement — Amendment Provisions” in this prospectus supplement.

The issuing entity’s principal offices are in [Wilmington, Delaware], in care of [                    ], as owner trustee, at the address listed in “— The Owner Trustee” below.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in the prospectus and “The Trustees” in this prospectus supplement.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts or installment loans with respect to new or used automobiles or light-duty trucks originated by the Michigan Bank or the Ohio Bank. We refer to the Michigan Bank and the Ohio Bank together as the “originators”.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date [and on each Funding Date] and payments made on the receivables [on or] after the [applicable] cut-off date;

•	the receivable files;

•	the security interests in the financed vehicles;

•

any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	all rights of the originator under agreements with dealers relating to receivables;

•

the rights of the issuing entity to funds on deposit in the reserve account, the collection account, [the pre-funding account] and the principal distribution account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement;

[•	rights of the issuing entity under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;] and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

[                                ] is the “owner trustee” of the issuing entity under the trust agreement. [            ] is a [            ] and its principal offices are located at [        ].

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. [            ] is not affiliated with FTH LLC, the Ohio Bank or any of their affiliates. FTH LLC, the Ohio Bank and their affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The [servicer] [administrator] will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transfer agreements, the trust agreement and the administration agreement. To the extent these fees and indemnification amounts are not paid by the [servicer] [administrator], they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.

[                ] has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[                ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [                    ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the owner trustee, see “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in the accompanying prospectus.

The Indenture Trustee

[                    ], a [                ], is the “indenture trustee” under the indenture for the benefit of the noteholders. You may contact the indenture trustee at [            ], or by calling [        ].

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. [            ] is not affiliated with FTH LLC, the Ohio Bank or any of their affiliates. FTH LLC, the Ohio Bank and their affiliates may maintain normal commercial or investment banking relations with the indenture trustee and its affiliates. The [servicer] [administrator] will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transfer agreements and the administration agreement. To the extent these fees and indemnification amounts are not paid by the [servicer] [administrator], they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.

[                ] has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [                ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” and “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in the prospectus and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement.

THE SELLER

Fifth Third Holdings, LLC, a wholly owned special purpose subsidiary of the Ohio Bank, was formed on September 8, 2000 as a Delaware limited liability company. The principal place of business of the seller is at 222 South Riverside Plaza, MD GRVR4F, Chicago, Illinois 60606. You may also reach the seller by telephone at (312) 704-4174.

THE SPONSOR

The Ohio Bank was formed in the State of Ohio in 1994 and is a wholly owned indirect subsidiary of Fifth Third Bancorp (“Bancorp”), an Ohio banking corporation headquartered in Cincinnati, Ohio. The Ohio Bank is a banking association chartered under the laws of the State of Ohio with its principal executive offices at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. Its telephone number is (513) 579-5300. The Ohio Bank is a commercial bank offering a wide range of banking services to its customers. The Ohio Bank is subject to regulation and supervision by the Ohio Department of Commerce, Division of Financial Institutions, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the FDIC.

Bancorp is a financial holding company with assets totaling approximately $99.8 billion as of March 31, 2007, making it among the 15 largest bank holding companies in the United States. As a registered financial holding company, Bancorp is subject to the supervision of the Federal Reserve Board. Bancorp and its subsidiaries provide retail and commercial financial products and services through more than 1,160 banking offices in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri.

Additional information regarding the sponsor is described in “The Sponsor” in the accompanying prospectus.

THE ORIGINATORS

The Michigan Bank and the Ohio Bank originated all of the receivables included in the transaction described in this prospectus supplement. As of the cut-off date, approximately [    ]% of the receivables in the pool were originated by the Ohio Bank and approximately [    ]% of the receivables in the pool were originated by the Michigan Bank.

The Michigan Bank, an indirect wholly-owned subsidiary of Bancorp, is a banking association chartered under the laws of the State of Michigan with its principal executive offices at 111 Lyon Street, NW, Grand Rapids, Michigan 45903. Its telephone number is (800) 972-3030. The Michigan Bank is subject to regulation and supervision by the Michigan Office of Financial and Insurance Services, the Federal Reserve Board and the FDIC. Additional information regarding the Ohio Bank is set forth under “The Sponsor” in this prospectus supplement and in the accompanying prospectus.

The originators purchase motor vehicle loans relating to new or used automobiles and light-duty trucks from dealers who regularly originate those loans and make motor vehicle loans relating to new or used automobiles and light-duty trucks directly and through dealer networks throughout the United States. The Ohio Bank has been originating auto loans since its formation in 1994 and the Michigan Bank has been originating auto loans since its formation in 1972. As of March 31, 2007, the aggregate amount of retail auto loans serviced by the Ohio Bank that were originated by the originators and their affiliates was approximately $8,300,000,000.

THE SERVICER

The Ohio Bank will be the servicer. The Ohio Bank offers automotive consumer loan and lease financing through (and to) approximately 9,060 dealers in the United States. The Ohio Bank has been servicing motor vehicle receivables since its formation in 1994.

The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity. The servicer will be responsible for determining the allocations of collections and other funds for each issuing entity to payments on the securities issued by that issuing entity and other liabilities of that issuing entity and directing the trustees and paying agents for that issuing entity to make such payments. The servicer will also be responsible for providing monthly reports and filing periodic reports with the Commission. The servicer will be the custodian of the files relating to the motor vehicle loans transferred to each issuing entity.

Material Servicing Changes During the Past Three Years

The Ohio Bank regularly makes adjustments to its customary servicing practices over time. Most of these adjustments are introduced on a limited and controlled trial basis and are implemented program-wide after the Ohio Bank determines that those adjustments will result in an overall improvement in servicing and collections.

The Ohio Bank made several changes to its servicing practices in December 2006. Collection efforts on mid-stage delinquencies (i.e., 31-59 days past due) are now made by a third party service provider and late stage collection efforts are made by a special group of the servicer’s own employees. Delinquent loans are now generally assigned for repossession at 62 days of delinquency. The previous policy was to have third party servicer providers make collection efforts until the 59th day of delinquency and to assign loans for repossession at the 90th day of delinquency.

Additional information about the Ohio Bank’s servicing policies and procedures is described in “Origination and Servicing Procedures” in the accompanying prospectus.

[THE SWAP COUNTERPARTY]

[[            ] is the swap counterparty. It is organized as a [            ] under the laws of [            ]. [To be inserted: description of the general character of the business of the swap counterparty.]

The long-term credit rating assigned to the swap counterparty by Moody’s is currently “[    ]” and by Standard and Poor’s is currently “[    ].” The short term credit rating assigned to the swap counterparty by Moody’s is currently “[    ]” and by Standard and Poor’s is currently “[    ].”

Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described above under “The Notes — Interest Rate Swap.”

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.]

[Insert required financial information for the swap counterparty if the significance percentage of the interest rate swap agreement is more than 10% as required by Item 1115(b) of Regulation AB.]

THE RECEIVABLES POOL

The issuing entity will own a pool of receivables consisting of motor vehicle retail installment sales contracts and motor vehicle installment loans secured by new and used automobiles and light-duty trucks. The pool will consist of the receivables that the transferor will sell to the seller, that the seller will in turn sell to the depositor on the closing date, and that the depositor will simultaneously transfer to the issuing entity on the closing date. The receivables will include payments on the receivables that are made after the cutoff date.

Criteria Applicable to Selection of Receivables

The receivables were selected for inclusion in the pool by several criteria. These criteria include, among other things, the requirement that each receivable:

•	has a remaining term to maturity, as of the cutoff date, of at least [ ] months and not more than 84 months;

•	an original maturity of not less than months and not more than [ ] months;

•	was originated after [ ], 200[ ];

•

is a fully-amortizing, fixed rate simple interest receivable that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and, as of the cutoff date, had a contract rate of not less than [    ]% per annum or more than [    ]% per annum;

•	is secured by a financed vehicle that, as of the cutoff date, had not been repossessed without reinstatement of such receivable;

•	has not been identified in the records of the servicer as relating to an obligor who was in bankruptcy proceedings as of the cutoff date;

•	has no payment more than [ ] days past due as of the cutoff date; and

•	has a remaining principal balance, as of the cutoff date, of at least [ ] and not greater than [ ].

The receivables were selected from the portfolio of retail installment loans for new and used vehicles acquired by the Ohio Bank and its affiliates (collectively, “Fifth Third”) from dealers or originated through dealers and serviced by the servicer, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by the transferor to be materially adverse to the noteholders have been utilized in selecting the receivables. As of the cutoff date, no receivable has a scheduled maturity later than [      ], 200[  ].

The composition, distribution by outstanding principal balance, distribution by remaining term, distribution by contract rate, distribution by original term, distribution by FICO Score and geographic distribution by state of the obligor, in each case of the receivables as of the cut-off date, are set forth in the tables below.

Composition of the Receivables Pool

As of the Cut-off Date

Number of Receivables
Aggregate Outstanding Principal Balance
Outstanding Principal Balance
Average
Minimum
Maximum
Contract Rate
Weighted Average(1)
Minimum
Maximum
Original Term (Months)
Weighted Average(1)
Minimum
Maximum
Remaining Term (Months)
Weighted Average(1)
Minimum
Maximum
Percentage By Principal Balance of New Vehicles
Percentage By Principal Balance of Used Vehicles
FICO® Score(2)(3)
Weighted Average(1)
Minimum(3)
Maximum(3)

(1)	Weighted by principal balance as of the cut-off date.

(2)

FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

(3)

Amounts relating to FICO® scores are calculated excluding accounts for which no FICO® score is available. [    ]% of the pool balance as of the cut-off date is composed of obligors with no FICO® score available.

Geographic Distribution of the Receivables as of the Cutoff Date

State (1)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance (2)
%

TOTALS				%

(1)	Based on the billing addresses of the obligors as of the cutoff date.
(2)	May not add to 100.00% due to rounding.
(3)	Includes states with concentrations less than [ ]% by principal balance.

Distribution by Outstanding Principal Balance of the Receivables as of the Cutoff Date

Range of Principal Balance	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance (1)
%

TOTALS				%

(1)	May not add to 100.00% due to rounding.

Distribution by Contract Rate of the Receivables as of the Cutoff Date

Range of Contract Rates	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance (1)
%

TOTALS				%

(1)	May not add to 100.00% due to rounding.

Distribution by Remaining Term to Maturity of the Receivables as of the Cutoff Date

Remaining Term to Maturity (in months)(1)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance (2)
%

TOTALS				%

(1)	Assumes that all monthly payments of simple interest loans are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.

Distribution of Receivables by Original Term to Maturity as of the Cutoff Date

Original Term (in months)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance (2)
%

%

(1)	May not add to 100.00% due to rounding.

Distribution by Original FICO Score

FICO (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Balance (1)
651-675				%
676-700
701-725
726-750
751-775
776-800
801-825
826-850
851-875
876-900

%

(1)	May not add to 100.00% due to rounding.
(2)

FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

(3)

Amounts relating to FICO® scores are calculated excluding accounts for which no FICO® score is available. [    ]% of the pool balance as of the cut-off date is composed of obligors with no FICO® score available.

Delinquency, Loss and Repossession Information

The tables below summarize the delinquency, repossession and loss experience of the portfolio of indirect automobile receivables owned by Fifth Third and its affiliates and serviced by the Ohio Bank. The data includes all automobile receivables currently owned by Fifth Third its respective affiliates, whether originated, purchased or acquired as the result of bank mergers and reflects automobile receivables that were originated or underwritten under criteria that may be different from the receivables held by the issuing entity. Accordingly, the delinquency and loss figures presented below may not be representative of the receivables included in the trust and no assurances can be given that the repossession, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the receivables included in the trust.

The Ohio Bank Managed Retail Portfolio

Delinquency Experience(1)(2)

(Dollars in Thousands)

	At March 31,				At December 31,
	2007		2006		2006		2005		2004		2003		2002
	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Amount Outstanding
Delinquencies(2)(3)
31-59 days
60-90 days
91 or more days
Total 30+ Delinquencies

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by the Ohio Bank.
(2)

Fifth Third considers a payment to be past due or delinquent when an obligor fails to make at least [    ]% of the scheduled monthly payment by the related due date. Fifth Third measures delinquency by the number of days elapsed from the date a payment is due under the loan contract.

(3)

Fifth Third generally charges-off a receivable on the earlier of (a) the date on which proceeds from the sale of the vehicle securing that receivable are applied to the contract balance and (b) the month in which the receivable reaches its 120th day of delinquency.

Net Credit Loss and Repossession Experience(1)

(Dollars in Thousands)

	At or For the 3 Months Ended March 31,		At or For the 12 Months Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Principal Amount Outstanding
Average Principal Amount Outstanding(2)
Number of Receivables Outstanding
Average Number of Receivables Outstanding(2)
Number of Receivables Repossessed
Number of Receivables Repossessed as a percent of the Average Number of Receivables Outstanding(3)
Charge-Offs(4)
Recoveries(5)
Net Losses(6)
Net Losses as a percent of Average Principal Amount Outstanding(3)
Average Net Loss of all Receivables with a Net Loss(2)(7)

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles financed by Fifth Third, including those that have been sold but are serviced by the Ohio Bank.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(3)	Data for the [ ] months ended [ ] and [ ] have been annualized.
(4)

Charge-offs generally represent the total aggregate net outstanding balance of the receivables determined to be uncollectible in the period less proceeds from disposition of the related vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.
(6)

Net Losses generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off.

(7)	Amounts in absolute dollars; representing a per unit basis.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables to be transferred to the issuing entity. The servicer considers a receivable delinquent when an obligor fails to make at least [    ]% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the receivables pool were more than [    ] days delinquent.

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent no more than once for 31-59 days(1)
Delinquent more than once for 31-59 days but never for 60 days or more
Delinquent at least once for 60 days or more

(1)	Delinquent no more than once for 31-59 days represent accounts that were delinquent 1 time but never exceeded 59 days past due.

Static Pool Information About Certain Previous Receivables Pools

Appendix A, attached to this prospectus supplement, sets forth in tabular format static pool information regarding delinquencies, cumulative losses and prepayments for pools of receivables. This static pool information is presented for the pool of receivables originated by the originator [and/or its affiliates] for each calendar quarter during each of the last five years. The characteristics of each receivables pool described above are based on the characteristics of each receivable included in that pool as of the date of origination.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

Information in Appendix A and in this section “Static Pool Information About Certain Previous Receivables Pools” relating to receivables pools that were established before January 1, 2006 is deemed not to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance Outstanding at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds [12] pools of receivables with the following characteristics:

Pool	Outstanding Principal Balance	Gross Contract Rate	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1
2
3
4
5
6
7
8
9
10
11
12
Total

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon rates: Class A-1 notes, [ ]%; Class A-2 notes, [ ]%; Class A-3 notes, [ ]%; Class A-4 notes, [ ]%; [and Class B notes, [ ]%];

•	each scheduled payment on the receivables is made on the last day of each month commencing in [ ], and each month has 30 days;

•	the original outstanding balance of each class of notes is equal to the applicable original outstanding balance set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing [ ], and on the [15th] calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on [ ];

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes, the Class A-4 notes [and the Class B notes] will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the clean-up call option to redeem the notes will be exercised at the earliest opportunity;

•	the servicing fee will be [ ]% per annum;

•	[$[ ] will be deposited in the pre-funding account on the closing date;] and

•	[all of the funds in the pre-funding account are used to purchase additional receivables.]

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original outstanding balance of the note.

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date

Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date

Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date

Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date

Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

[Percent of the Initial Outstanding Balance at Various ABS Percentages]

[Class B Notes]

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders [and the swap counterparty]. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) after we issue the notes. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. [                                             ] will be the “indenture trustee”. You may contact the indenture trustee at [                    ], Attn: [                    ] or by calling [    ].

All payments required to be made on the notes will be made monthly on each payment date, which will be the [15th] day of each month or, if that day is not a business day, then the next business day beginning [        ].

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The original outstanding balance, interest rate and final scheduled payment date for each class of the notes offered hereby is set forth on the cover page to this prospectus supplement.

Distributions to the certificateholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payment” in this prospectus supplement.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $[        ] and in integral multiples of $[    ] in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

Payments of Interest

Interest on the unpaid outstanding balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest period) to but excluding the following payment date.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes [and the Class A-4 notes] will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes] will be the product of (i) the outstanding principal balance on the Class A-1 notes [and the Class A-4 notes], (ii) the related interest rate and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date), divided by 360.

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [and the Class B notes] will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [and the Class B notes] will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, [    ]), divided by 360.

•

Interest Accrual Periods. Interest will accrue on the outstanding principal amount of each class of notes from and including the close of business on the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, [Michigan], [Ohio] or New York [or the principal place of business of the swap counterparty] are authorized or obligated by law, executive order or government decree to be closed.

A failure to pay the interest due on the notes [of the Controlling Class] on any payment date that continues for a period of [five] business days or more will result in an event of default.] See “Description of the Transfer Agreements and the Administration Agreement — Events of Default” in this prospectus supplement.

Payments of Principal

On each payment date, except as described below, the First Allocation of Principal [and the Second Allocation of Principal] will be applied to make principal payments on the notes. Prior to an event of default, principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the Principal Distribution Amount will be applied to the notes as follows:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; [and]

•	[fifth, to the Class B notes, until the Class B notes are paid in full.]

At any time that the outstanding balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other [Class A] noteholders on each payment date, based on the outstanding balance of each class of [Class A] notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all [Class A] notes have been paid in full[, and then to the Class B noteholders until the Class B notes have been paid in full]. Such payments will be made from Available Funds and other amounts, including all amounts held on deposit in the reserve account.

To the extent not previously paid prior to those dates, the outstanding amount of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the [ ] payment date;

•	for the Class A-2 notes, the [ ] payment date;

•	for the Class A-3 notes, the [ ] payment date;

•	for the Class A-4 notes, the [ ] payment date; and

•	for the Class B notes, the [ ] payment date.

The remaining outstanding balance of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an event of default under the indenture.

Payments of Principal on each Payment Date (other than

Payment Dates after the Notes have been accelerated

following the occurrence of an Event of Default)

[Interest Rate Swap Agreement]

[On the closing date, the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the [Class A-4 notes]. All terms of the interest rate swap agreement will be acceptable to each rating agency listed under “Summary of Terms — Ratings” above. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the initial note balance of the [Class A-4 notes] on the closing date and will decrease by the amount of any principal payments on the [Class A-4 notes]. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the note balance of the [Class A-4 notes]. Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [    ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the [Class A-4 notes] times the same notional amount. Payments on the interest rate swap (other than Swap Termination Payments) will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes.

Among other things, an event of default under the interest rate swap agreement includes:

•	failure to make payments due under the interest rate swap agreement;

•	the occurrence of certain bankruptcy events of the issuing entity or bankruptcy and insolvency events of the swap counterparty;

•	any breach of the interest rate swap agreement or related agreements by the swap counterparty;

•	misrepresentation by the swap counterparty; or

•	merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.

Among other things, a termination event under the interest rate swap agreement includes:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	any acceleration of the notes following an event of default under the indenture;

•

failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to assign the interest rate swap agreement to an eligible counterparty that is able to provide the information;

•

certain tax events that would affect the ability of the swap counterparty to make payments without withholding taxes therefrom to the issuing entity, that occur because of a change in tax law, an action by a court or taxing authority or a merger or consolidation of the swap counterparty;

•	a merger or consolidation of the swap counterparty into an entity with materially weaker creditworthiness; or

•

failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; or

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. Any Swap Termination Payment that constitutes a Subordinate Swap Termination Payment will be subordinated to payments of principal of and interest on the notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pari passu with interest on the Class A notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.]

DESCRIPTION OF THE TRANSFER AGREEMENTS

AND THE ADMINISTRATION AGREEMENT

The information in this section summarizes material provisions of the “purchase agreement” entered into between FTH LLC and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, the Ohio Bank and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the sections titled “The Transaction Documents” and “Description of the Indenture”, to which reference is hereby made.

We will file a copy of the actual transfer agreements and the administration agreement with the SEC after we issue the notes. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, FTH LLC will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the [applicable] cut-off date and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the [applicable] cut-off date, the related security relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Administration Agreement

The Ohio Bank will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the transfer agreements and the duties and obligations of the issuing entity and the owner trustee under the transfer agreements to which the issuing entity is a party (except those duties and obligations of the owner trustee under the transfer agreements related to Regulation AB). However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $[        ] annually, which shall be solely an obligation of the servicer.

The Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders [and the swap counterparty]:

•	the collection account;

•	the principal distribution account;

•	the reserve account[; and

•	the pre-funding account].

The Collection Account

Under the sale and servicing agreement, unless the monthly remittance condition described below is not satisfied, the Ohio Bank as servicer will remit Collections it receives on the receivables to the collection account on the following payment date (or the business day preceding each payment date if the collection account is not maintained at the indenture trustee). However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all Collections into the collection account within two business days after identification. The “monthly remittance condition” will be satisfied if (i) the Ohio Bank or one of its affiliates is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) [            ] has a short-term debt rating of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s. The servicer may also remit Collections to the collection account on any other alternate remittance schedule (but not later than the related payment date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds. [The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Net Swap Receipt received from the swap counterparty, if any, for any payment date.]

On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority above under “The Notes — Payments of Principal.”

Reserve Account

The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders [and the swap counterparty.] To the extent that Collections on the receivables and amounts on deposit in the reserve account [and amounts paid by the swap counterparty (if any) are insufficient,] the noteholders will have no recourse to the assets of the certificateholder, [the swap counterparty,] the depositor or the servicer as a source of payment.

The reserve account will also be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to [the sum of (a)] [    ]% of the initial pool balance of the receivables [and (b) an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [The reserve account will be funded by deposits from proceeds of the sale by the depositor of subsequent receivables on each Funding Date in an amount equal to [    ]% of the aggregate receivables balance of the subsequent receivables for that Funding Date.]

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “— Priority of Payments.”

Amounts on deposit in the collection account, the principal distribution account and the reserve account will be invested by the indenture trustee at the direction of the servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the reserve account may be invested in investments that will not mature prior to the next payment date and that meet other investment criteria.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses [first through seventh] under “— Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the indenture trustee will deposit the amount of the excess into the collection account and the excess will constitute Available Funds for that payment date for distribution as specified under “— Priority of Payments” below.

In addition, on any payment date [occurring after the end of the Funding Period,] if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses [first through seventh] under “— Priority of Payments” would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

[Pre-Funding Account]

[On the closing date, $[                    ] will be deposited from the proceeds of the sale of the notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents [    ]% of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). In order to acquire subsequent receivables on a Funding Date, certain conditions precedent must be satisfied and the subsequent receivables must satisfy the same eligibility criteria as the receivables transferred to the issuing entity on the closing date. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a Funding Date will be equal to the purchase price for the receivables with respect to such subsequent receivables. The underwriting criteria for subsequent receivables are expected to be substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the pre-funding account exceed $100,000, the funds will be paid ratably to the Class A noteholders, until the Class A notes are paid in full[, and then ratably to the Class B noteholders, until the Class B notes are paid in full].

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the collection account as Available Funds on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in investments that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.

In connection with each purchase of subsequent receivables, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. Neither the rating agencies listed under “Summary of Terms — Ratings” above nor any other person (other than the servicer, the depositor and the issuing entity) will provide independent verification of that certification.]

Advances

On each payment date, the servicer will deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses [first] through [seventh] of the payment waterfall described below and (2) the aggregate scheduled monthly payments due on the receivables but not received during and prior to the related collection period (an “advance”).

However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that such advance is not likely to be repaid from future cash flows from the receivables. No advances will be made with respect to Defaulted Receivables. In making advances, the servicer will assist in maintaining a regular flow of payments on the receivables, rather than guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer, without interest (from Available Funds, including Collections on the receivables pool), prior to any distributions on the notes. See “— Priority of Payments” below.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding that payment date — including funds, if any, deposited into the collection account from the reserve account — in the following order of priority (which we sometimes refer to as the “payment waterfall”):

    (1)        first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

    (2)        second, to the servicer, the servicing fees and all prior unpaid servicing fees with respect to prior periods;

    (3)        [third, to the swap counterparty, the Net Swap Payment if any, for such payment date;]

    (4)        fourth, [pro rata, (i) to the swap counterparty, any Senior Swap Termination Payments for such payment date and (ii)] to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the respective note balances as of the previous payment date (after giving effect to all payments of principal to the Class A noteholders on prior payment dates); and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the Class A notes (to the extent permitted by law);

    (5)        fifth, to the principal distribution account for distribution pursuant to “The Notes — Payments of Principal” above, the First Allocation of Principal;

    (6)        [sixth, to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the interest rate on the Class B notes (to the extent permitted by law);]

    (7)        [seventh, to the Principal Distribution Account for distribution pursuant to “The Notes — Payments of Principal” above, the Second Allocation of Principal];

    (8)        eighth, to the Reserve Account, any additional amount required to reinstate the amount on deposit in the reserve account up to the specified reserve account balance;

    [(9)        ninth, to the swap counterparty, any Subordinated Swap Termination Payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

    (10)        tenth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and owing under the sale and servicing agreement, the trust agreement and the indenture, as applicable, which have not been previously paid; and

    (11)        eleventh, to or at the direction of the certificateholder, any funds remaining.

“First Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the note balance of the Class A notes as of the preceding payment date over (b)(i) the sum of the pool balance as of the last day of the related collection period [minus the yield supplement overcollateralization amount] plus (ii) amounts, if any, on deposit in the pre-funding account as of the last day of the related collection period; provided, however, that the First Allocation of Principal will not exceed the note balance of the Class A notes; provided, further, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A notes to zero.

“Second Allocation of Principal” means, for any payment date an amount not less than zero equal to the excess, if any, of (a) the note balance of the notes minus the First Allocation of Principal for the specified payment date over (b)(i) the pool balance as of the last day of the related collection period [minus the yield supplement overcollateralization amount] plus (ii) amounts, if any, on deposit in the pre-funding account as of the last day of the related collection period; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for any class of notes will not be less than the amount that is necessary to reduce the note balance of that class to zero (after the application of the First Allocation of Principal).

Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts. On each payment date, after all deposits and distributions of higher priority as described above, the certificateholder will be entitled to any funds remaining on that payment date.

If the sum of the amounts required to be distributed pursuant to clauses first through seventh above exceeds the sum of Available Funds [and servicer advances] for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

[Excess Interest]

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee[, any net swap payment] and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “— Priority of Payments” above.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “— Priority of Payments”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “— Servicing Compensation and Expenses”

Administrator	$[ ] per annum

Indenture Trustee	$[ ] per annum plus reasonable expenses**

Owner Trustee	$[ ] per annum plus reasonable expenses**

*	The fees and expenses described above do not change upon an event of default.

**	The [servicer] has the primary obligation to pay the fees and expenses of both the indenture trustee and the owner trustee.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the [servicer] to indemnify the indenture trustee for any loss, liability or expense incurred without willful misconduct, [gross] negligence or bad faith on the part of the indenture trustee arising out of, or in connection with, the acceptance or administration of the trust, including, with certain limitations, the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments”.

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transfer agreements, the issuing entity property or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) its own willful misconduct, bad faith or [gross] negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments”.

[Yield Supplement Overcollateralization Amount]

[As of the closing date, the yield supplement overcollateralization amount will equal $[            ], which is approximately [    ]% of the initial Adjusted Pool Balance. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to in “Summary — Credit Enhancement — Overcollateralization”.

With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date

The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [    ]%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.]

Optional Redemption

If the [servicer, or any successor to the Ohio Bank, as servicer], exercises its optional clean-up call to purchase the assets of the issuing entity (other than the reserve account) on any payment date when the then-outstanding net pool balance on that payment date has declined to [10]% or less of [the sum of (i)] the initial net pool balance and (ii) the initial amount, if any, deposited into the pre-funding account], then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer, or any successor to the servicer, exercises this option. This option is described in the prospectus under “The Transaction Documents — Purchase of Receivables by the Servicer.” The purchase price will be at least equal to the outstanding principal balance of all the notes plus accrued and unpaid interest thereon (after giving effect to all distributions for that payment date in accordance with “— Priority of Payments” above) up to but excluding that payment date at the applicable interest rate [and any amounts due to the swap counterparty].

It is expected that at the time this clean-up call option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes [and Class B notes] will be outstanding.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of [(1) one-twelfth (or, in the case of the first payment date, [a fraction equal to the number of days from but not including the [initial] cut-off date to and including the last day of the first collection period over 360][one sixth]), (2) [    ]% per annum and (3) the net pool balance of the receivables as of the first day of the related collection period [(or as of the [initial] cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds in the collection account[, the reserve account] and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment in respect of that financed vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and generally will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the latest final scheduled payment date for any notes issued under the indenture or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law, then the servicer will be required to purchase that receivable from the issuing entity.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•

any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•

any representation or warranty of the servicer made in any transfer agreement to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee, acting at the direction of noteholders holding 66 2/3% of the outstanding principal amount of the notes, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, [the swap counterparty,] each rating agency and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except under limited circumstances in connection with a consolidation or merger or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties

(including, without limitation, its duties as custodian) under the transfer agreements to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

The holders of a majority of the aggregate outstanding principal amount of the notes [of the Controlling Class] may waive any servicer replacement event.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and that default continues for a period of five business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of interest and principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay interest or principal on a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default [(other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity)], the indenture trustee or the holders of a majority of the aggregate outstanding principal amount of the notes may declare the notes to be immediately due and payable. [Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.]

If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party or sell the receivables and the other issuing entity property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other issuing entity property or may elect to have the issuing entity maintain possession of the receivables and the other issuing entity property and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables and the other issuing entity property following an event of default unless:

•	the holders of 100% of the aggregate outstanding principal amount of the notes [of the Controlling Class] [and the swap counterparty] consent to a sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes [and all amounts owed to the swap counterparty at the date of such sale]; or

•

the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes [of the Controlling Class] [and the swap counterparty].

In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling the receivables and the other issuing entity property unless the holders of all outstanding notes consent to a sale or the proceeds of a sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes [and all amounts owed to the swap counterparty.]

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses, disbursements, advances and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal amount of the notes [of the Controlling Class] will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal amount of the notes [of the Controlling Class] may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of all of the outstanding notes or a default arising from an insolvency of the issuing entity.

Priority of Payments May Change Upon an Event of Default

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made from all funds available to the issuing entity in the following order of priority:

    (1)        first, to the indenture trustee and the owner trustee, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the indenture and the trust agreement, provided, that the amounts payable pursuant to this clause will be limited to $[100,000] per annum in the aggregate;

    (2)        second, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

    (3)        third, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

    (4)        [fourth, to the swap counterparty, any due and unpaid Net Swap Payments;]

    (5)        fifth, [pro rata, (A) to the swap counterparty for any due and unpaid Senior Swap Termination Payments and (B)] to the Class A noteholders, pro rata, the Class A accrued note interest; if there are not sufficient funds to pay the entire amount of the accrued Class A note interest, the amount available shall be applied to the payment of such interest on each class of notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

    (6)        sixth, if an Event of Default has occurred [that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity,] in the following order of priority:

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, pro rata, until all classes of the Class A notes have been paid in full;

•	[to the Class B noteholders, the accrued Class B note interest;]

•	[to the Class B noteholders, until the Class B notes have been paid in full;]

    (7)        [seventh, if an Event of Default has occurred that arises from any event other than those events described above in clause [sixth], in the following order of priority:

•	[to the Class B noteholders, the accrued Class B note interest;]

•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, pro rata, until all classes of the Class A notes have been paid in full;

•	[to the Class B noteholders, until the Class B notes have been paid in full;]

    (8)        [eighth, to the swap counterparty, any Subordinate Swap Termination Payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid];

    (9)        ninth, to the owner trustee and the indenture trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid;

    (10)        tenth, any remaining funds to or at the direction of the certificateholder.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth in this prospectus supplement under “— Priority of Payments” above, until a liquidation, if any, of the receivables and the other issuing entity property.

Amendment Provisions

(a)        The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person, (b) the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person and (c) the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case if one of the following documents is delivered to the indenture trustee by the depositor, servicer or administrator as applicable:

    (i)        an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders;

    (ii)        an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

    (iii)        written confirmation from each rating agency listed under “Summary of Terms — Ratings” above that such amendment will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes.

Any amendment to the trust agreement, the administration agreement and the transfer agreements (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the aggregate outstanding amount of the [notes, voting as a single class] [Controlling Class]; provided, that the sale and servicing agreement may not be amended if that amendment would (i) reduce the interest rate or principal amount of any note, change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment. Notwithstanding the foregoing amendment provisions, each of the trust agreement, the administration agreement and the transfer agreements may be amended by the parties thereto without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the depositor, the servicer or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, provided that the Rating Agency Condition has been satisfied.

The indenture may be modified as follows:

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the rating agencies and with the consent of the noteholders of not less than a majority of the outstanding principal amount of the notes, voting together as a single class execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the noteholders.

A supplemental indenture that amends, modifies or supplements the rights of the noteholder in any of the following manners will require the consent of the holder of each outstanding note affected thereby:

•

changes the final scheduled payment date of any note or reduces the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or changes any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•	impairs the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

•

reduces the percentage of the aggregate principal amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

•

reduces the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables and other issuing entity property if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•

decreases the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture, the other transfer agreements, the trust agreement or the administration agreement;

•

provides that additional provisions of the indenture, the other transfer agreements, the trust agreement or the administration agreement may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•

affects the calculation of the amount of interest on or principal of any note payable on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the transfer agreements, the trust agreement or the administration agreement, terminates the lien of the indenture on any collateral or deprives the holder of any note of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may, when authorized by an issuing entity order, also enter into supplemental indentures, without obtaining the consent of the noteholders but with prior notice to the rating agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner (other than modifications set forth on the preceding paragraph) the rights of those noteholders; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

[In addition, unless the interest rate swap agreement has been terminated and all amounts owed to the swap counterparty have been paid in full, neither the indenture nor the sale and servicing agreement may be amended or supplemented in certain respects without the consent of the swap counterparty if such amendment or supplement would materially and adversely affect the rights or obligations of the swap counterparty under the transfer agreements. The swap counterparty will be deemed to have given its consent to an amendment if it does not object in writing within 10 business days after confirmed verbal receipt of a written request for its consent to that amendment; provided, further, that any amendment requiring the swap counterparty’s consent must also satisfy the Rating Agency Condition to be effective.]

LEGAL INVESTMENT

[The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw LLP is of the opinion that:

•

based on the terms of the notes and the transactions relating to the receivables as set forth herein, the [Class A notes and the Class B] notes will be characterized as indebtedness for federal income tax purposes; and

•

based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.

Neither the Class A notes [nor the Class B notes] will be issued with original issue discount. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (each a “benefit plan”). Section 406 of ERISA, and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee, [the swap counterparty] or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring the notes with the assets of a benefit plan or a governmental plan, non-U.S. plan, or church plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“similar law”) or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a nonexempt violation of any similar law.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the [Class A notes and the Class B] notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Total

	$	$	$	$	$	$

	$	$	$	$	$	$

	$	$	$	$	$	$

	$	$	$	$	$	$

	$	$	$	$	$	$

	$	$	$	$	$	$

	$	$	$	$	$	$

Total	$	$	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
[Class B Notes	%	%	]

After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

The Ohio Bank has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereby.

Until the distribution of the [Class A notes and the Class B] notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the [Class A notes and the Class B] notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the [Class A notes and Class B] notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such [Class A notes and Class B] notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the [Class A notes and Class B] notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the [Class A notes and Class B] notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the [Class A notes and Class B] notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the [Class A notes and Class B] notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the [Class A notes and Class B] notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle [more than three] business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, the Ohio Bank, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

The Ohio Bank and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. [One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.]

As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuing entity. [One or more of the underwriters, the owner trustee, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, have acted as a warehouse lender to its affiliates, and will receive a portion of the proceeds as a repayment of the warehouse debt.]

The [servicer] [administrator], on behalf of the issuing entity, may from time to time invest the funds in accounts and Permitted Investments acquired from the underwriters or their affiliates.

The [Class A notes and the Class B] notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the [Class A notes and Class B] notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the [Class A notes and Class B] notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the [Class A notes and Class B] notes.

The depositor will receive aggregate proceeds of approximately $[            ] from the sale of the [Class A notes and Class B] notes (representing [            ]% of the initial note balance of the [Class A notes and Class B] notes) after paying the aggregate underwriting discount of $[            ] on the [Class A notes and Class B] notes. Additional offering expenses are estimated to be $[            ].

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuing entity that:

•

it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

[Each underwriter has further severally represented to and agreed with the issuing entity that:

•

it has not offered or sold, and prior to the date which is six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”), and the FSMA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•

it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.]

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)        to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)        in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the Ohio Bank, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Michigan Bank, the Ohio Bank, FTH LLC, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, [swap counterparty,] servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by [H. Samuel Lind], attorney for Fifth Third. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by Mayer, Brown, Rowe & Maw LLP. Mayer, Brown, Rowe & Maw LLP has from time to time represented Fifth Third and its affiliates in other transactions. Certain legal opinions with respect to the notes will be given for the underwriters by [            ].

GLOSSARY

“Adjusted Pool Balance” means (a) as of the closing date, an amount equal to (x) the net pool balance as of the cut-off date minus (y) the yield supplement overcollateralization amount for the closing date and (b) for any payment date an amount equal to (x) the net pool balance at the end of the collection period preceding that payment date minus (y) the yield supplement overcollateralization amount for that payment date.

“Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be purchased by the depositor or servicer on that payment date, (iii) any amounts in the reserve account in excess of the Specified Reserve Account Balance, [(iv) the Net Swap Receipts (excluding any swap termination payments received from the swap counterparty and deposited into the swap termination payment account), (v) amounts on deposit in the swap termination payment account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the swap termination payment account if the issuing entity determines not to replace the initial interest rate swap agreement and the Rating Agency Condition is met with respect to such determination, and (vi) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty following the termination of the interest rate swap agreement following an event of default or termination event under the interest rate swap agreement].

[“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding (excluding, in each case, notes held by the servicer or its affiliates).]

“Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable; provided, however, that the term Collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on that payment date or a prior payment date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract.

“Cumulative Net Loss” means, for any payment date, the excess of (a) the aggregate outstanding principal balance of all receivables that became Defaulted Receivables since the cut-off date over (b) aggregate Liquidation Proceeds for all receivables that became Defaulted Receivables since the cut-off date.

“Cumulative Net Loss Ratio” means, for any payment date, the ratio (expressed as a percentage) computed by dividing (a) the Cumulative Net Loss for that payment date by (b) the net pool balance as of the cut-off date.

“Cut-off Date” means [ ].

“Defaulted Receivable” means, with respect to any collection period and any receivable, the earlier of (a) the date on which any payment is past due [            ] or more days or (b) the date on which the related vehicle has been repossessed. The outstanding principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

[“Funding Date” means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the issuing entity.]

[“Funding Period” means the period from the closing date until the earliest of (1) two full calendar months following the closing date; (2) the date the amount on deposit in the pre-funding account is $10,000 or less; and (3) the occurrence of an event of default under the indenture.]

[“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).]

[“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.]

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by FTH LLC, the Ohio Bank, the depositor or the servicer will not constitute Liquidation Proceeds.

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree be closed.]

[“Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments, if any, owed by the issuing entity to the swap counterparty on any payment date, including prior unpaid Net Swap Payments and any accrued interest thereon under the interest rate swap agreement, but excluding Swap Termination Payments.]

[“Net Swap Receipts” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuing entity, if any, on any payment date, excluding any Swap Termination Payments.]

“Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than the highest rating category from Moody’s and “AAAm” or “AAAm-g” from Standard & Poor’s or (b) which are otherwise acceptable to each rating agency, as evidenced by a letter from that rating agency to the issuing entity or the indenture trustee, (iv) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) rated, at the time of investment or contractual commitment to invest therein, at least “A-1+” (or the equivalent) by Standard & Poor’s and at least “P-1” (or the equivalent) by Moody’s or (e) such other investments acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee.

“Principal Distribution Amount” will mean, an amount equal to the excess, if any, of (i) the Adjusted Pool Balance as of the end of the collection period preceding the related collection period, or as of the cut-off date, in the case of the first collection period, over (ii) the Adjusted Pool Balance as of the end of the related collection period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior payment date but was not because sufficient funds were not available to make such distribution.

“Rating Agency Condition” means, with respect to any event or circumstance and each rating agency listed under “Summary of Terms — Ratings” above, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such rating agency) and the rating agency has not issued any written notice that the occurrence of that event will itself cause such rating agency to downgrade, or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no rating agency has any duty to review any notice given with respect to any event, and it is understood that such rating agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each rating agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under the interest rate swap agreement due to (i) the failure of the issuing entity to make Net Swap Payments due under the interest rate swap agreement, (ii) illegality of performance under the interest rate swap agreement or (iii) the occurrence of bankruptcy or insolvency events with respect to the issuing entity.]

“Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

“Specified Reserve Account Balance” means, except as provided in the following paragraph, as of the closing date, $[                    ], and for any payment date, [the lesser of $[        ] and the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date].

However, if:

•

the Specified Reserve Reduction Trigger is met on the [        ] payment date, the Specified Reserve Account Balance will be reduced to $[        ] ([    ]% of the initial Adjusted Pool Balance) on that payment date and will remain at $[        ] for each payment date thereafter; or

•	the Specified Reserve Reduction Trigger is met on the [ ] payment date, the Specified Reserve Account Balance will be reduced to $[ ] ([ ]% of the initial Adjusted Pool Balance) on such payment date (regardless of whether the Specified Reserve Reduction Trigger was met on the [ ] payment date) and will remain at $[ ] for each payment date thereafter.

“Specified Reserve Reduction Trigger” means a trigger event that is met for the applicable payment date if the Cumulative Net Loss Ratio for such payment date is less than [    ]% on the [        ] payment date or less than [    ]% on the [        ] payment date].

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under the interest rate swap agreement other than a Senior Swap Termination Payment.]

[“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.]

[“Swap Termination Payment” means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty under the interest rate swap agreement, including interest that may accrue thereon, due to a termination of the interest rate swap agreement due to an “event of default” or “termination event” under the interest rate swap agreement.]

INDEX OF PRINCIPAL TERMS

ABS	S-32
ABS Tables	S-33
adjusted pool balance	S-12
Adjusted Pool Balance	S-66
administration agreement	S-43
administrator	S-6
advance	S-46
Authorised Persons	S-2
Available Funds	S-66
benefit plan	S-58
business day	S-40
CIS Order	S-2
closing date	S-6
Code	S-58
Collections	S-66
Controlling Class	S-66
Cumulative Net Loss	S-66
cumulative net loss ratio	S-12
Cumulative Net Loss Ratio	S-66
cut-off date	S-9
Cut-off Date	S-66
Defaulted Receivable	S-66
depositor	S-5
ERISA	S-58
European Economic Area	S-64
event of default	S-8
excess interest	S-13
Exchange Act	S-62
Federal Reserve Board	S-22
Fifth Third	S-25
final scheduled payment date	S-41
financed vehicles	S-9
First Allocation of Principal	S-47
FSMA	S-2
FTH LLC	S-2, S-5
Funding Period	S-67
indenture	S-43
indenture trustee	S-6
interest rate swap agreement	S-41
Investment Company Act	S-58
issuing entity	S-5
issuing entity property	S-9
LIBOR	S-67
LIBOR Determination Date	S-67
Liquidation Proceeds	S-67
London Business Day	S-67
Michigan Bank	S-5
monthly remittance condition	S-44
net pool balance	S-8
net swap payment	S-13
Net Swap Payment	S-67

Net Swap Receipts	S-67
noteholders	S-40
obligors	S-9
offer of notes to the public	S-64
Ohio Bank	S-1, S-5
originators	S-5
owner trustee	S-6
payment date	S-6
payment default	S-54
payment waterfall	S-46
Permitted Investments	S-68
pre-funding account	S-10
Principal Distribution Amount	S-68
Prospectus Directive	S-64
PTCE	S-59
purchase agreement	S-43
Rating Agency Condition	S-68
receivables	S-9
receivables pool	S-9
record date	S-6
regulation	S-59
Relevant Implementation Date	S-64
Relevant Member State	S-64
sale and servicing agreement	S-43
SEC	S-2
Second Allocation of Principal	S-48
Securities Act	S-61
seller	S-5
senior swap termination payment	S-13
Senior Swap Termination Payment	S-68
servicer	S-5
servicer replacement events	S-52
servicing fee	S-5
similar law	S-59
Simple Interest Receivable	S-68
specified reserve account balance	S-12
Specified Reserve Account Balance	S-68
specified reserve reduction trigger	S-12
Specified Reserve Reduction Trigger	S-69
sponsor	S-5
Subordinated Swap Termination Payment	S-69
Subordinated swap termination payments	S-13
subsequent cut-off date	S-9
subsequent receivables	S-10
Supplemental Servicing Fees	S-69
swap counterparty	S-6
Swap Termination Payment	S-69
transfer agreements	S-43
weighted average life	S-34
yield supplement overcollateralization amount	S-50

I-1

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS RECEIVABLES POOLS

The information presented in this Appendix A to the extent such information relates to Fifth Third’s experience with respect to its receivables portfolios of retail installment sale contracts and installment loans established prior to January 1, 2006, is deemed not to be part of this prospectus supplement, the accompanying prospectus or the registration statement.

Characteristics of the Receivables

The retail installment sale contracts and installment loans in each of FTH LLC’s securitized portfolios consisted of receivables originated by a dealer in accordance with its customary servicing practices in accordance with the underwriting procedures described under “Origination and Servicing Procedures — Underwriting Procedures” in the accompanying prospectus, and assigned by the applicable originator to Fifth Third Holdings Funding, LLC on the applicable closing date as described under “Description of the Transfer Agreements and Administration Agreement” in this prospectus supplement. As of the relevant cut-off date, the retail installment sale contracts in the securitized portfolios consisted of the characteristics provided below.

Original Pool Characteristics as of Cutoff Date

Retail Securitization	Fifth Third Auto Trust 20[ ]-[ ]	Fifth Third Auto Trust 20[ ]-[ ]	Fifth Third Auto Trust 20[ ]-[ ]

Closing Date
Cutoff Date

Number of Receivables
Aggregate Outstanding Principal Balance
Outstanding Principal Balance
Average
Minimum
Maximum

Contract Rate
Average (1)
Minimum
Maximum

Weighted Average Original Term (Months)
Average (1)
Minimum
Maximum

Weighted Average Remaining Term (Months)
Average (1)
Minimum
Maximum

Seasoning (Months) (2)
Average
Minimum
Maximum

Percentage By Principal Balance of New Vehicles

Percentage By Principal Balance of Used Vehicles

Weighted Average FICO® Score (3) (4)
Minimum (4) (5)
Maximum (4) (5)

(1)	Weighted by principal balance as of the cutoff date.
(2)	Seasoning refers to the number of months elapsed since origination of the leases.
(3)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(4)	FICO® scores are calculated excluding accounts for which no FICO score is available.

(5)   Less than 5% of the obligor FICO® scores (based on the aggregate [outstanding principal balance of the receivables]) exceeds [            ] and less than 5% of the obligor FICO® scores (based on the aggregate [outstanding principal balance of the receivables]) falls below [            ]. Range of FICO® scores represents 90% of the aggregate [outstanding principal balance of the receivables] as of origination.

Distribution of Receivables as of Cutoff Date

Retail Securitization	Fifth Third Auto Trust 20[ ]-[ ]	Fifth Third Auto Trust 20[ ]-[ ]	Fifth Third Auto Trust 20[ ]-[ ]

Closing Date
Cutoff Date

By Original Term (1)%		%	%
12 - 18 months	%	%	%
19 - 23 months	%	%	%
24 - 30 months	%	%	%
31 - 36 months	%	%	%
37 - 42 months	%	%	%
43 - 48 months	%	%	%
49 - 60 months	%	%	%

By Remaining Term (1)
12 - 18 months	%	%	%
19 - 23 months	%	%	%
24 - 30 months	%	%	%
31 - 36 months	%	%	%
37 - 42 months	%	%	%
43 - 48 months	%	%	%
49 - 60 months	%	%	%

By Contract Rate (1)
0.00% - 0.00%	%	%	%
1.00% - 1.99%	%	%	%
2.00% - 2.99%	%	%	%
3.00% - 3.99%	%	%	%
4.00% - 4.99%	%	%	%
5.00% - 5.99%	%	%	%
6.00% - 6.99%	%	%	%
7.00% - 7.99%	%	%	%
8.00% - 8.99%	%	%	%
9.00% - 9.99%	%	%	%
10.00% - 10.99%	%	%	%
11.00% - 11.99%	%	%	%
12.00% - 12.99%	%	%	%
13.00% - 13.99%	%	%	%
14.00% - 14.99%	%	%	%
15.00% - 15.99%	%	%	%
16.00% - 16.99%	%	%	%
17.00% - 17.99%	%	%	%
18.00% - 18.99%	%	%	%

By State, States Representing More than 5% (1)
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%

(1)	As a Percent of Total Original Aggregate Outstanding Principal Balance

Prepayment Speed Information

Set forth below is prepayment speed information relating to the Banks’ securitized portfolios of retail installment sale contracts. Prepayment speed information is present in the chart below for each series for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

Fifth Third Auto Trust 20[  ]-[ ] to Fifth Third Auto Trust 20[  ]-[ ] (1)

Period	Fifth Third Auto Trust 20[ ]-[ ]	Fifth Third Auto Trust 20[ ]-[ ]	Fifth Third Auto Trust 20[ ]-[ ]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19(2)

(1) Actual prepayments on a loan are any Monthly Loan Payments related to a loan in excess of the Monthly Loan Payment for that loan for the applicable period. These include voluntary prepayments, voluntary early terminations, payments from third parties, repurchases, repossession proceeds, funds not recovered due to chargeoffs and servicer advances.

The “Prepayment Amount” is defined as the difference between the actual month-end principal balance of the pool and the scheduled month-end principal balance of the pool.

This prepayment amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the scheduled month-end principal balance of the pool.

The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

(2) Optional clean-up call exercised.

Delinquency Experience

Set forth below is delinquency information relating to the Bank’s securitized portfolios of retail installment sale contracts for new and used automobiles presented on a monthly basis.

Fifth Third Auto Trust 20[  ]-[ ] (1)

Aggregate Outstanding Principal Balance	31 – 90 Days Delinquent	% of Ending Pool Balance	90+ Days Delinquent	% of Ending Pool Balance

(1) Fifth Third considers a payment to be past due or delinquent when an obligor fails to make at least [    ]% of the scheduled monthly payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due.

Cumulative Loss Experience

Set forth below is cumulative loss information relating to the Banks’ securitized portfolios of retail installment sale contracts for new and used automobiles presented on a monthly basis.

Fifth Third Auto Trust 20[  ]-[ ]

[Original Aggregate Outstanding Principal Balance [$____________]

Aggregate Outstanding Principal Balance on Charged-off(1) Units	Recoveries(2)	Net Charge-off	Cumulative Net Charge-off as % Original Aggregate Outstanding Principal Balance

1)    Charge-offs generally represent the total aggregate net outstanding principal balance of the loan contracts determined to be uncollectible in the period less proceeds from disposition of the related vehicles, other than recoveries described in Note (2).

2)    Recoveries generally include the net amounts received with respect to a loan contract previously charged off.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Fifth Third Auto Trust 20[  ]-[ ]

Issuing Entity

Class A-1 Notes	$[ ]
Class A-2 Notes	$[ ]
Class A-3 Notes	$[ ]
Class A-4 Notes	$[ ]

Fifth Third Holdings Funding, LLC

Depositor

Fifth Third Bank, an Ohio banking corporation

Sponsor and Servicer

PROSPECTUS

SUPPLEMENT

Joint Bookrunners

Co-Managers

Until [    ], all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

Fifth Third Auto Trusts

Issuing Entities

Auto Loan Asset-Backed Securities

Fifth Third Holdings Funding, LLC

Depositor

Fifth Third Bank, an Ohio banking corporation

Sponsor and Servicer

You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes and the certificates will represent obligations of, or interests in, the related issuing entity only and are not guaranteed by any other person or entity. Neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

The Issuing Entities:

The issuing entities may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own:

•	motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit or cash flow enhancement issued in favor of the issuing entity.

The Securities:

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will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ]

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the receivables underlying your securities;

•	the credit enhancement and cash flow enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

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RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your securities

Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuing entity. Your securities will not represent an interest in or obligation of the Michigan Bank, the Ohio Bank, the depositor or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement or cash flow enhancement

The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with its right to payments under any interest rate or currency swap or cap agreement or credit enhancement and available funds in certain accounts. The securities of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the receivables owned by the issuing entity for your series of securities and, to the extent available, any credit enhancement for the issuing entity, including payments under any interest rate or currency swap or cap agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity	You may receive payments on your securities earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

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The rate of return of principal is uncertain. The amount of distributions of principal of your securities and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if an originator, the seller, the sponsor, the depositor or the servicer is required to repurchase receivables from the issuing entity payment of principal on the securities will be accelerated.

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You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the securities prior to the expected principal payment date for one or more classes of securities of a series. Asset backed securities, like the securities, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

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An early redemption of the securities will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” or other repurchase by the servicer or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the securities and you will receive the remaining principal amount of your securities plus any other amounts due to securityholders, such as accrued interest through the related payment date. Because your securities will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

The failure to make interest and principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date

The amount of interest and principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay interest on or principal of a security generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of securities.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity

To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities

Upon the origination of a receivable, each originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the seller will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, an originator or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of that originator or an affiliate, as applicable, in the financed vehicle.

We, the servicer, an originator or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the securityholders in the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

Failure to comply with consumer protection laws could result in a loss

Federal and state consumer protection laws impose requirements on retail loan contracts such as the receivables. The failure by the applicable originator to comply with these requirements may give rise to liabilities on the part of the issuing entity of a series of securities. Each applicable originator will represent and warrant that each receivable complies with applicable law in all material respects. If that representation and warranty relating to any receivable for a series of securities proves incorrect, materially and adversely affects the interests of the issuing entity and is not timely cured, that originator will be required to repurchase the noncompliant receivable from the issuing entity. To the extent that the originator fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. If sufficient funds are not available to make both payments to obligors and on your securities, you may suffer a loss on your investment in the securities.

For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

A depositor, seller or sponsor bankruptcy could delay or limit payments to you

Following a bankruptcy or insolvency of the sponsor, an originator, the seller or the depositor, a court could conclude that the receivables for your series of securities are owned by the sponsor, that originator, the seller or the depositor, instead of the issuing entity. This conclusion could be either because the court concluded that any transfer of the receivables was not a true sale or because the court concluded that the seller, the depositor or the issuing entity should be treated as the same entity as the sponsor, the seller or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

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the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

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tax or government liens on the sponsor’s or depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; or

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the fact that the issuing entity and the indenture trustee for your series of securities may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the securities, you should refer to “Material Legal Aspects of the Receivables — Certain Matters Relating to Bankruptcy” in this prospectus.

The originators, the seller, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the securities

The originators, the seller, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. The originators, the seller, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your securities. However, the originators will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an originator with respect to a receivable is untrue, or if that originator breaches a covenant with respect to a receivable, then that originator or another entity may be required to repurchase that receivable. If that originator or another entity fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “The Transaction Documents — Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities

The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, any originator or their affiliates will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus.

You may experience a loss or a delay in receiving payments on the securities if the assets of the issuing entity are liquidated

If certain events of default under the indenture occur and the securities of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the securities of that series in full. Even if liquidation proceeds are sufficient to repay the securities in full, any liquidation that causes the outstanding principal balance of a class of securities to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors — Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity” in this prospectus.

The servicer’s commingling of funds with its own funds could result in a loss.

Subject to the satisfaction of certain conditions set forth in the applicable prospectus supplement, the Ohio Bank, as the servicer, may be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions and deferrals of payments on receivables could increase the average life of the securities

In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, if specified in the applicable prospectus supplement, the servicer will be required to purchase a receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The return on your securities may be reduced due to varying economic circumstances

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your securities. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your securities earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The return on your securities could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act (“Relief Act”) and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables — Servicemembers Civil Relief Act” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your securities

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the securities are insufficient to cover the applicable default amount.

Special powers of the FDIC in the event of receivership or conservatorship of the sponsor could delay or reduce distributions on your securities

Some or all of the receivables may be originated by the sponsor. The sponsor is an Ohio bank and other originators may also be banks whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it, or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the issuing entity, as assignee of the seller, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor; or

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repudiate without compensation the sponsor’s ongoing servicing obligations under the related sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables.

If the FDIC were to take any of those actions, distributions on the securities could be delayed or reduced.

By statute, the FDIC, as conservator or receiver of the sponsor, is authorized to repudiate any “contract” of the sponsor upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the seller. Under an FDIC regulation, however, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term “securitization” means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A “special purpose entity,” as the term is used in the regulation, means a trust, corporation or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. We will indicate in the applicable prospectus supplement whether the transactions contemplated by this prospectus and that prospectus supplement will be structured so that this FDIC regulation applies to the transfer of the receivables from the sponsor to the seller.

If a condition required under the FDIC regulation or other statutory or regulatory requirement applicable to the transaction were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the receivables to the seller. In that event, the seller could be limited to seeking recovery based upon its security interest in the receivables. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the receivables, distributions on the securities could be delayed or reduced.

If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the receivables, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the securities to the extent the sponsor, as servicer, received but did not remit to the receivables collections before the date of insolvency. See “Material Legal Aspects of the Receivables — Certain Matters Relating to Bankruptcy — Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities

If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

Because the securities are in book-entry form, your rights can only be exercised indirectly

Because the securities will initially be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The securities of a series will remain in book-entry form except in the limited circumstances described under the caption “The Securities — Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security.

As a result, you will only be able to exercise the rights as a securityholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./ NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the securities of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you

We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding balance of the securities. A security rating is not a recommendation to buy, sell or hold the securities. Ratings on the securities may be lowered, qualified or withdrawn at any time after the notes are issued without notice from the issuing entity or the depositor. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the securities. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

Adverse events with respect to the Ohio Bank or its affiliates or third party providers to whom the Ohio Bank outsources its activities could affect the timing of payments on your securities or have other adverse effects on your securities

Adverse events with respect to the Ohio Bank or any of its affiliates or a third party provider to whom the Ohio Bank or its affiliates outsource their activities could result in servicing disruptions or reduce the market value of your securities. In the event of a termination and replacement of the Ohio Bank as the servicer, there may be some disruption of the collection activity with respect to delinquent loans and therefore delinquencies and credit losses could increase. Similarly, if the Ohio Bank or any other originator becomes unable to repurchase the beneficial interest in any receivables which do not comply with representations and warranties about the receivables made by the Ohio Bank that originator in the related transfer agreement (for example, representations relating to the compliance of the loan receivables with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities.

The securities may not be a suitable investment for you

The securities are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the securities and the interaction of these factors.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUING ENTITIES

With respect to each series of securities, Fifth Third Holdings Funding, LLC (the “depositor”), a Delaware limited liability company and an indirect wholly owned special purpose, bankruptcy remote subsidiary of Fifth Third Bank, an Ohio banking corporation (“Ohio Bank”), will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the securities of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

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the receivables identified on the schedule of receivables acquired on the Closing Date and on each subsequent funding date, if any, which are a pool of motor vehicle retail installment sales contracts and/or installment loans made by an originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new or used automobiles, light-duty trucks and/or other types of motor vehicles;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	the depositor’s right to all documents and information contained in the receivable files;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap or cap agreement and payments made by the counterparty under that interest rate swap or cap agreement;

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an originator’s rights to receive any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to defaulted receivables from the applicable cut-off date;

•	any other property securing the receivables;

•

to the extent specified in the applicable prospectus supplement, some of the originator’s rights relating to the receivables purchased from dealers under agreements between the originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•

the Issuing Entity Accounts and all amounts on deposit in the applicable Issuing Entity Accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or other entity identified in the applicable prospectus supplement);

•	rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or cap, or a guaranteed investment contract may also be a part of the property of any given issuing entity.

If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from originators during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE OWNER TRUSTEE

The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator of each issuing entity may also remove the owner trustee if:

•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement;

•	the owner trustee becomes legally unable to act; or

•	the owner trustee becomes insolvent.

In any of these circumstances, the depositor and/or the administrator, as specified in the applicable prospectus supplement, must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

The principal offices of each issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

THE SELLER

Fifth Third Holdings, LLC (“FTH LLC”), a wholly owned special purpose subsidiary of the Ohio Bank, was formed on September 8, 2000 as a Delaware limited liability company. The principal place of business of the seller is at 222 South Riverside Plaza, MD GRVR4F, Chicago, Illinois 60606. You may also reach the seller by telephone at (312) 704-4174.

THE SPONSOR

The Ohio Bank was formed in the State of Ohio in 1994 and is a wholly owned indirect subsidiary of Fifth Third Bancorp (“Bancorp”), an Ohio banking corporation headquartered in Cincinnati, Ohio. The Ohio Bank is a banking association chartered under the laws of the State of Ohio with its principal executive offices at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. Its telephone number is (513) 579-5300. The Ohio Bank is a commercial bank offering a wide range of banking services to its customers. The Ohio Bank is subject to regulation and supervision by the Ohio Department of Commerce, Division of Financial Institutions, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the FDIC.

The Ohio Bank is an indirect wholly-owned subsidiary of Bancorp. Bancorp is a financial holding company with assets totaling approximately $99.8 billion as of March 31, 2007, making it among the 15 largest bank holding companies in the United States. As a registered financial holding company, Bancorp is subject to the supervision of the Federal Reserve Board. Bancorp is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

Along with its affiliated companies, the sponsor provides retail and commercial financial products and services through 1,168 banking offices in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri.

The Ohio Bank will be the sponsor that initiates and organizes the issuance by each issuing entity of securities. It will be responsible for structuring each securitization transaction and will select the other transaction participants. It will pay the costs of forming each issuing entity, the legal fees of certain of the transaction participants, the rating agency fees for rating the rated securities issued by each issuing entity and other transaction costs. The Ohio Bank will also be responsible for servicing the motor vehicle loans transferred to each issuing entity and be the administrator of each issuing entity.

The Ohio Bank purchases motor vehicle loans relating to new or used automobiles and light-duty trucks from dealers who regularly originate those loans and makes motor vehicle loans relating to new or used automobiles and light-duty trucks directly and through dealers as described in the section of this prospectus entitled “Origination and Servicing Procedures.” It will select the motor vehicle loans for each securitization transaction. Those motor vehicle loans will have been originated by the Ohio Bank or one of its affiliates or will have been acquired by the Ohio Bank from a third party who originated them.

The Ohio Bank has participated in the structuring of the transaction described in this prospectus supplement and has originated receivables to be assigned to the issuing entity. The Ohio Bank is responsible for servicing the receivables included in the receivables pool as described below. The Ohio Bank is also the administrator of the issuing entity.

The Ohio Bank, its predecessors and affiliates have been engaged in the securitization of financial assets since 1996. The Ohio Bank has engaged in public offerings of auto loan backed securities since 1996. The

Ohio Bank, its predecessors and affiliates have been involved with the origination and securitization of different classes of financial assets in both the public and private markets, including auto loans, auto leases, mortgages and commercial loans. None of the asset-backed securities offered in any of these securitizations has experienced any losses or events of default and none of the Ohio Bank or its predecessors and affiliates has taken any action out of the ordinary in any of these transactions to prevent such an occurrence. The Ohio Bank is also the sponsor of an asset-backed commercial paper issuer.

THE ORIGINATORS

The auto loans owned by the issuing entities will have been originated by the Ohio Bank, Fifth Third Bank, a Michigan banking corporation (“Michigan Bank”) and any other originator identified in the prospectus supplement. The Ohio Bank is a banking association chartered under the laws of the State of Ohio with its principal executive offices at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. Its telephone number is (513) 579-5300. The Ohio Bank is subject to regulation and supervision by the Ohio Department of Commerce, Division of Financial Institutions, the Federal Reserve Board and the FDIC.

The Michigan Bank, an indirect wholly-owned subsidiary of Bancorp, is a banking association chartered under the laws of the State of Michigan with its principal executive offices at 111 Lyon Street, NW, Grand Rapids, Michigan 45903. Its telephone number is (800) 972-3030. The Michigan Bank is subject to regulation and supervision by the Michigan Office of Financial and Insurance Services, the Federal Reserve Board and the FDIC.

The originators purchase motor vehicle loans relating to new or used automobiles and light-duty trucks from dealers who regularly originate those loans and make motor vehicle loans relating to new or used automobiles and light-duty trucks directly and through dealer networks throughout the United States. The Ohio Bank has been originating auto loans since its formation in 1994 and the Michigan Bank has been originating auto loans since its formation in 1972.

THE SERVICER

The Ohio Bank will be the servicer. The Ohio Bank offers automotive consumer loan and lease financing through (and to) approximately 9,060 dealers in the United States. The Ohio Bank has been servicing motor vehicle receivables since its formation in 1994.

The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others.

The servicer will be responsible for determining the allocations of collections and other funds for each issuing entity to payments on the securities issued by that issuing entity and other liabilities of that issuing entity and directing the trustees and paying agents for that issuing entity to make such payments. The servicer will also be responsible for providing monthly reports and filing periodic reports with the Commission. The servicer will be the custodian of the files relating to the motor vehicle loans transferred to each issuing entity.

ORIGINATION AND SERVICING PROCEDURES

General

The Ohio Bank and its affiliates (collectively, “Fifth Third”) provide vehicle financing to consumers indirectly through automotive dealerships. Motor vehicle retail installment contracts and loans for new and used cars are purchased and originated through motor vehicle dealers (“dealers”) by Fifth Third’s decentralized sales force that covers 29 states. Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as “contracts”. Each contract is secured by a financed vehicle. Each dealer is required to meet certain minimum standards, and are periodically monitored by Fifth Third. Fifth Third provides vehicle and dealer financing to more than 630,000 customers through a network of more than 9,060 dealers.

Each dealer that originates contracts for Fifth Third has made representations and warranties with respect to the contracts and the security interests in the motor vehicles relating thereto. These representations and warranties do not relate to the creditworthiness of the obligors or the collectibility of the contracts. Upon breach of any representation or warranty made by a dealer with respect to a contract, Fifth Third has the right to require the dealer to repurchase the contract. Generally, the dealer agreements do not provide for recourse against the dealer in the event of a default by the obligor.

Fifth Third operates two centralized processing centers located in Cincinnati, Ohio and Grand Rapids, Michigan. All required information regarding the borrower and the financed vehicle are processed in one of these two processing centers depending on the location of the dealership.

Underwriting

Each application generated by a dealer is centrally underwritten by Fifth Third in accordance with a single set of uniform underwriting policies established by the Ohio Bank. These underwriting policies are intended to assess the applicant’s ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.

Fifth Third requires each applicant to complete an application form providing various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required to assess the adequacy of the financed vehicle as collateral. Fifth Third applies an automated decision algorithm for each application submitted which is reviewed and revised periodically to optimize its predictive performance. Based on the automated evaluation of the provided information each application is categorized into one of the four categories: Automated-Approval, Automated-Decline, Recommend-Approve, Recommend-Investigate. Fifth Third then analyzes each application for which an automatic decision was not made. Each application is reviewed, and a decision is made, by an underwriter.

The decision algorithm takes into account a number of factors, including FICO score, custom score, term, advance rate, payment to income ratio and borrower’s credit history. Fifth Third may conduct additional verification investigations as it deems necessary.

With respect to those applications that are approved, either by automatic decision or by an underwriter, the amount and terms of the financing to be offered are determined. For borrowers with higher FICO scores, Fifth Third will advance up to generally 140% of the asset value plus dealer additions (i.e., insurance, extended warranties and other or services sold by the dealer and included in the amount financed). The available term for a contract is a function of the age of the motor vehicle, applicable FICO score and advance rate. Acceptable terms generally range from 24 to 84 months in length.

Fifth Third’s underwriting standards are designed to automatically reject applicants who are deemed to be “near Prime” or “below Prime” credit based on their FICO scores. Fifth Third has entered into a contractual arrangement to automatically forward applications that fall into “near Prime” or “below Prime” categories to an unrelated third party finance company for a fee. Fifth Third does not retain any exposure related to the rejected applicants.

Fifth Third’s set of centrally established underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain contracts may not comply with all of these policies. Exceptions to Fifth Third’s underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies with underwriting exceptions monitored by senior management of Fifth Third.

Servicing

The Ohio Bank, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables held by the issuing entity. Collection activities with respect to delinquent accounts are divided into the following areas: early-stage collections (2-30 days delinquent accounts), mid-stage collections (31-59 days delinquent accounts) and late-stage collections (60 plus days delinquent accounts). Under the servicer’s credit and collection policies, an account is past due when payments are not received by the due date. Using different variables such as loan balance, payment history, late charges assessed, loan terms, or FICO score, the servicer employs a behavioral model to establish calling campaign strategies for its automated dialing system (the “Autodialer”) in its collection of loans.

Depending on the perceived risk level of an obligor based on the above mentioned behavioral model, early-stage collection efforts can begin as early as 2 days past due or as late as 17 days past due. Since 2004, the servicer has utilized an outside service provider for early stage collections for all of the consumer loans and leases serviced by the servicer. This third party has offshore call center capabilities. Outbound telephone calls for delinquent accounts between two and 30 days past due and inbound calls relating to collections are handled by the outsourcing company, however, all notes and all activity are input directly by the outside service provider into the servicer’s collection systems. All management and administration of collection strategies remain with the servicer. If the total amount past due plus any late fees is not collected by the 30th day of delinquency, the account is transferred to the servicer’s mid-stage collection process for additional collection efforts.

Accounts that are between 31 and 59 days past due are considered mid-stage collections. During this period, the servicer or a third party service provider continues to contact the obligor by telephone seeking to obtain payment, with the level of collection activity varying based on the term of delinquency and the history of the account.

Accounts that are 60 days or more past due are considered late-stage collections. Repossession procedures usually begin when all other collection efforts are exhausted. Accounts typically are assigned for repossession at 62 days past due.

Repossessions are carried out pursuant to applicable state law. The servicer uses unaffiliated independent contractors to perform repossessions. Some state laws provide an obligor with a right to redeem the repossessed motor vehicle. Motor vehicles that are not redeemed are remarketed through auction sales.

The current policy of the servicer is to charge-off all delinquent motor vehicle loans at the end of the month in which the account becomes 120 days delinquent unless the related motor vehicle has been repossessed, in which case the account would be charged down to the value of the vehicle if it has not been sold. If the servicer receives verifiable proof that a customer has filed for bankruptcy, then the account is referred to the servicer’s internal Bankruptcy Unit for special handling. Deficiency balances generally are pursued to the extent permitted by applicable law. Notwithstanding the foregoing, under certain circumstances a receivable may not be deemed to be a “Liquidated Receivable” under the transaction documents until it is 180 days past due.

The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity. As part of the servicer’s ongoing evaluation of opportunities to enhance its servicing and collection practices, the servicer may from time to time consider outsourcing additional responsibilities to third party service providers. The performance of all third party providers is reviewed and monitored by the servicer.

Extension Policy

Contract extensions are considered an acceptable means of bringing a delinquent account into current status. The servicer follows specific procedures with respect to contract extensions, which are subject to revision from time to time. Where the servicer believes there has been a temporary interruption of the customer’s ability to make payments but the servicer believes there is also a renewed willingness and ability to repay, the servicer may grant an extension. Although the criteria for granting extensions is modified periodically, the servicer generally requires that (i) the account has been opened for a minimum of nine months, (ii) the account has not been previously extended in the last 12 months, (iii) the account has not been extended more than twice within the last five years and (iv) the account has made a minimum of three consecutive monthly payments or lump sum equivalent and such payments are not the result of an advance or loan from Fifth Third for this purpose. Delinquent accounts are generally extended automatically under the following circumstances: (i) there is a verified billing address error, (ii) the obligor has reaffirmed the contract in a bankruptcy proceeding, (iii) the contract has been confirmed as part of a Chapter 13 repayment plan, (iv) the obligor has made a minimum payment of a specified percentage of the regular minimum monthly payment or (v) the account is delinquent by a de minimis amount (currently, less than $10).

Extensions are considered to be single events and may extend multiple payments, but generally will not exceed more than three months. Extensions will not be granted if the related loan is deemed to be uncollectible or if the obligor is more than 90 days past due. All multiple-month extensions and extensions exceeding the policy require the approval of supervisory management within the collection center.

Prepayment Fees

Certain of the receivables provide for prepayment fees of at least $150 in the event of full prepayments greater than six months prior to maturity. Any such prepayment fee will be retained by the servicer as a supplemental servicing fee. There are no prepayment fees imposed in the event of partial prepayments.

Physical Damage and Liability Insurance

The contract for each motor vehicle loan requires the obligor to keep the financed vehicle fully insured against theft, collision and comprehensive losses until the loan is paid in full or the servicer sells the vehicle. The amount of such insurance must be at least equal to the outstanding indebtedness of the loan or the replacement cost of the vehicle, whichever is less.

If an obligor fails to maintain the required physical loss and damage insurance, the servicer may at its option obtain physical loss and damage insurance covering the related financed vehicle. Insurance obtained by a servicer is commonly referred to as “force-placed insurance” or “collateral protection insurance”, and the obligor is required to pay the premium for the insurance coverage.

Debt Cancellation Agreements

Obligors may purchase an insurance policy or a debt cancellation agreement which provides for the cancellation or payment of all or a portion of the remaining Principal Balance of the relevant contract in certain events, including a casualty with respect to the related Financed Vehicle after application of any casualty insurance proceeds to the amount due on the contract. The premium for the debt cancellation agreement is generally included in the amount financed under the contract. The debt cancellation agreement may be provided by a third party or the originator of the loan. The servicer will deposit any amounts paid under a third party debt cancellation agreement in respect of any of the Receivables into the Collection Account for distribution on the related distribution date. Amounts cancelled under debt cancellation agreements of the originators will not be paid by the applicable originator to the issuing entity.

THE DEPOSITOR

The “depositor”, Fifth Third Holdings Funding, LLC is a bankruptcy-remote, wholly owned special purpose subsidiary of the seller and an indirect subsidiary of the Ohio Bank. The depositor was formed in the State of Delaware on June 28, 2007 as a Delaware limited liability company. The principal executive offices of the depositor are located at 1701 Golf Road, Tower 1, 9th Floor, Rolling Meadows, Illinois 60008; telephone (847) 354-7341.

The depositor was formed to acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more securities. Since its inception, the depositor has been engaged solely in these activities.

The only obligations, if any, of the depositor with respect to the securities issued by any issuing entity may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the related seller simultaneously performs its obligation to repurchase such receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

Neither the depositor, the seller, the Ohio Bank, the Michigan Bank nor any of their respective affiliates will insure or guarantee the receivables or the securities issued by any issuing entity.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks or other types of motor vehicles. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including, among other criteria, that each receivable:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made by the related obligor;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding; and

•	is not more than 30 days delinquent on the related cut-off date.

Each of receivables will be selected using selection procedures that were not known or intended by the applicable originator to be adverse to the related issuing entity.

The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity.

The purchase price paid by each issuing entity for each receivable included in the issuing entity property of the issuing entity will reflect the outstanding principal balance of the receivable as of the cut-off date calculated under either the Scheduled Interest Method or the Simple Interest Method.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles and by used vehicles.

Calculation Methods

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related sale and servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale and servicing agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of securities, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the applicable originator for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Eligible Investments. Information regarding the subsequent receivables will be included, if required, under Item 1 in one or more Distribution Reports filed by the issuing entity on Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the originators and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life or credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related securities or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “Description of the Transfer Agreements and the Administration Agreement — Optional Redemption” in the related prospectus supplement.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a six-digit decimal equal to (1) the sum of the Net Pool Balance and any subsequent receivables added to the issuing entity property as of the end of the preceding collection period divided by (2) the sum of the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance. The amount of a securityholder’s pro rata share of the Net Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

For transactions in which the servicer will compute a Note Factor, the Note Factor will be a six-digit decimal indicating the outstanding balance of the notes or a class of notes, as applicable, at the end of the month as a fraction of the original balance of the notes or a class of notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding balance of the notes or a class of notes, as applicable. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

With respect to each issuing entity, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Net Pool Balance and/or the note balance, the Pool Factor and/or the Note Factor, and other relevant information. If the securities are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Securities — Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the depositor (1) to purchase the receivables from the seller or the applicable originators pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account, and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the depositor’s general funds and may be dividended to FTH LLC, as the sole equity member of the depositor.

THE SECURITIES

A series of securities may include one or more classes of notes and certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “The Notes” and/or “The Certificates” (as applicable) in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “— Definitive Securities” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Certificates

If the issuing entity is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuing entity pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Distributions of interest on certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of that series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

If the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to that series.

If specified in the applicable prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of offered securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to the securities may be:

•

used by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables — The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to securityholders; or

•	applied to those securities of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds, will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Series of Securities

Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of notes and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “— Definitive Securities” in this prospectus. All securities will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg

S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.

Definitive Securities

The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:

•

the depositor, indenture trustee or the administrator, as applicable, advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the indenture trustee, the depositor or the administrator, as applicable, are unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•

after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the owner trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Securityholder Lists

If definitive securities are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the securities, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the securityholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each securityholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that payment date;

•	the payments to any enhancement provider with respect to any credit or liquidity enhancement on that payment date;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related collection period;

•	the aggregate servicing fee paid to the servicer with respect to that collection period;

•	the amount of collections on the receivables for that collection period;

•

the amount of funds available for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a receivable which is a defaulted receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor and/or the Note Factor;

•	the Net Pool Balance; and

•	the amount remaining of any credit or liquidity enhancement.

Unless definitive securities are issued, DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, indenture trustee or paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any securities of a series. Further, the securities of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of securities. See “Risk Factors — The securities may not be a suitable investment for you”. In addition, because the securities of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors — the absence of a secondary market for the securities could limit your ability to resell your securities”.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “purchase agreement” or “transfer agreement” pursuant to which the originators will sell receivables (collectively, the “transfer agreements”);

•

each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase receivables from the depositor and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•

each “administration agreement,” if any, pursuant to which an originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originators. Prior to the issuance of a series of securities by the issuing entity, pursuant to the relevant transfer agreement, each originator specified in the applicable prospectus supplement will sell and assign to the depositor or FTH LLC (for immediate sale to the depositor), without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that originator may have acquired all or a portion of the transferred receivables from another originator.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of securities by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreement, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement or the related transfer agreements or delivered to the purchaser of the receivables. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The owner trustee or indenture trustee in respect of the issuing entity will, concurrently with the sale, contribution and/or assignment of the receivables to the issuing entity, execute, authenticate and deliver the certificates and/or notes representing the related securities.

Representations and Warranties of the Originators. Pursuant to each transfer agreement, the applicable originator will represent that each receivable sold and assigned under that transfer agreement will satisfy the criteria set forth above under “The Receivables — The Receivables Pools.”

If any party to a transfer agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer at the time such representations and warranties were made which materially and adversely affects the interests of the issuing entity, the securityholders or any enhancement provider, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the depositor under the transfer agreement. If the depositor does not correct or cure that breach prior to the end of the collection period which includes the 60th day (or if the depositor elects, an earlier date) after the date that the depositor became aware or was notified of that breach then the depositor will purchase any receivable materially and adversely affected by such breach from the issuing entity on the payment date following the end of such collection period. Any such breach or failure will not be deemed to have a material adverse effect if such breach or failure does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on that payment date. The repurchase obligation will constitute the sole remedy available to the securityholders or the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Permitted Investments

With respect to each issuing entity, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which, among other things, payments received on or in respect of the receivables and amounts released from any reserve or spread account will be deposited for payment to the related securityholders as described in the applicable prospectus supplement. Funds in the collection account will be invested in Permitted Investments by the indenture trustee, acting at the direction of the servicer. Permitted Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Permitted Investments made with respect to the collection account will generally mature no later than the next following payment date and income from amounts on deposit in the collection account which are invested in Permitted Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Permitted Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

Each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders and the certificateholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that payment date. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement.

Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the securityholders of the full amount of interest and principal due on their securities.

Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your securities. If losses on receivables exceed the credit enhancement available, securityholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of securities will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.

Applicable credit enhancements may include the following:

•

A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the securities would be returned to the depositor or other provider of the cash or deposit.

•

Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, and principal payments on the securities. The amount of excess spread will depend on factors such as APRs, interest rates on the securities, prepayments, yield supplement overcollateralization amounts and losses.

•

Overcollateralization, which is the amount by which the net pool balance of the receivables exceeds the principal balance of the securities, unless otherwise described in the applicable prospectus supplement.

•

Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•

One or both of the following structural features: subordination that will cause more junior classes of securities to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of securities and no amounts are released to the residual until such class or classes are paid.

Applicable cash flow enhancements may include the following:

•

Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on LIBOR and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount.

•

Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•

Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•

Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding.

•

Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of securities to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•

Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities and Exchange Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Securities — Statements to Securityholders” in this prospectus.

Purchase of Receivables by the Servicer

To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders or any applicable credit enhancement provider.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Permitted Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collection of Receivable Payments

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law, it will purchase such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection Account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

The servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Realization Upon Defaulted Receivables

On behalf of the related issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee.

Evidence as to Compliance

The sale and servicing agreements will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor, the indenture trustee and, if applicable, the related credit enhancement provider, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects.

In addition, on or before March 30 of each calendar year such accountants will also furnish a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.

The sale and servicing agreements will also provide for delivery, on or before March 30 of each calendar year, to the related issuing entity, and, if applicable, the related credit enhancement provider, a report, regarding the servicer’s assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the securities. The servicer will also give the related issuing entity, indenture trustee, administrator, each rating agency and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

Material Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor servicer that survive its termination as servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the securityholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events

The servicer replacement events under any sale and servicing agreement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the issuing entity and securityholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents (other than each indenture) may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Optional Redemption

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property of an issuing entity on any payment date as of which the related Net Pool Balance, either before or after giving effect to the principal payments and distributions otherwise to be made on that payment date, has declined to the percentage of the initial Net Pool Balance plus any prefunded amounts specified in the applicable prospectus supplement at a price equal to the greater of (a) the fair market value of the issuing entity property (other than the reserve account or other credit enhancement) and (b) the outstanding principal amount of the securities plus accrued and unpaid interest thereon at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the owner trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Owner Trustee and the Indenture Trustee

Each of the owner trustee and the indenture trustee, if applicable for any series of securities will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee. Generally, prior to an event of default with respect to a series of securities, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to securityholders in the amounts specified in reports provided by the servicer. Any exceptions to this general rule will be disclosed in the applicable prospectus supplement.

Each owner trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the servicer or administrator (as specified in the applicable prospectus supplement), will have the power to appoint co-trustees or separate trustees of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

Each owner trustee and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees and for indemnifying the trustees against specified losses, liabilities or expenses incurred by that trustee in connection with the transaction documents.

The originators, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

The related originator or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents — Amendment” in this prospectus and “Description of the Transfer Agreements and the Administration Agreement — Amendment Provisions” in the applicable prospectus supplement.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

•

except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year in all material respects, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on notes.

The Indenture Trustee

The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

Additional matters relating to the indenture trustee are described under “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in this prospectus and under “The Trustees” in the applicable prospectus supplement.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by an originator to FTH LLC, by FTH LLC to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform

Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable originator to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

Because none of the applicable originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. Each originator will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If an originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If an originator did not take the steps necessary to cause the security interest of that originator to be perfected as described above until more than 20 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. Each originator, either directly or through FTH LLC, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreements relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable originator generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code as in effect in most states, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states requires surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, the originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to an originator’s repurchase obligations under the related transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer

Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable originators will represent in each transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the

“Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or the originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of that originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

Each originator that is subject to the Bankruptcy Code and the depositor believe that:

•

subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that originator with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of that originator in the event of a petition for relief under the Bankruptcy Code with respect to that originator; and the transfer of receivables by any originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that originator in the event of the filing of an application for relief by or against any originator under the Bankruptcy Code or, in the case of an originator that is subject to regulation by the FDIC, the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as that originator’s property or property of the conservatorship or receivership. See “— Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.

Counsel to the depositor will also render its opinion that:

•

subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of any originator in the event of a petition for relief under the Bankruptcy Code with respect to any originator; and

•

the transfer of receivables by that originator constitutes an absolute transfer and would not be included in the applicable originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court for that originator or a creditor of that originator were to take the view that any originator and the depositor should be substantively consolidated or that the transfer of the receivables from that originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

Certain Matters Relating to the Federal Deposit Insurance Corporation. In the event that an originator is an insured depository institution subject to regulation by the Federal Deposit Insurance Corporation (the

“FDIC”) and were to become insolvent, the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of such an originator. The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation”. If an originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of that originator, would not seek to treat the receivables and collections as that originator’s property or property of the conservatorship or receivership of that originator. We will indicate in the applicable prospectus supplement whether an originator will rely on the rule. We cannot assure you that a transfer of receivables by an originator will comply with the rule. If a condition required by the FDIC rule were not satisfied, then the FDIC as conservator or receiver may not recognize the transfer of receivables by the originator, and the transferee could be limited to seeking recovery based upon its security interest in the receivables.

To the extent that an originator has granted a security interest in the receivables to a non-affiliated entity such as an owner trustee or an indenture trustee and that security interest was validly perfected before such originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such originator or its creditors, the secured obligations represent bona-fide and arm’s length transactions, the secured party is not an affiliate of that originator, the grant of the security interest was for adequate consideration, the agreement evidencing the security interest is in writing and was approved by that originator’s board of directors or loan committee and such approval is reflected in the minutes of the committee and is, continuously from the time of its execution, maintained as a record of such originator, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of that originator. If, however, the FDIC were to assert a contrary position, or were to require the owner trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

Repurchase Obligation

Each originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that originator will be required under the applicable transaction documents to repurchase the affected receivables. The originators may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of that originator’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown Rowe & Maw LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the depositor, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•

Certificates or membership interests — including Strip Certificates — and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the depositor, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•

Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the depositor and the servicer will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an issuing entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt.  For each series of notes offered under a prospectus supplement, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuing entity is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “— Trust Certificates — Classification of Trusts and Trust Certificates,” “— Partnership Certificates — Classification of Partnerships and Partnership Certificates” or “— Tax Non-Entity Certificates — Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code, and

•

provides an appropriate statement on IRS Form W-8BEN signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “ — Partnership Certificates — Classification of Partnerships and Partnership Certificates” below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment.  Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “— Treatment of Fees or Payments”, in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “— Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the depositor exceed reasonable compensation for services provided, the servicer or the depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “— Discount and Premium” below with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining outstanding principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the depositor by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium. Assuming the fees and other amounts payable to the servicer and the depositor will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining outstanding principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described in this prospectus under “— Discount and Premium”.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes — Tax Consequences to Foreign Noteholders”.

Partnership Certificates

Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation. Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.  It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination.  Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income includible in his income for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees.  In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties, unless the holder notifies the IRS of all such inconsistencies.

The depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.

Each Foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each Foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on IRS Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a United States trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the Initial Certificateholder, the Initial Certificateholder and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the Initial Certificateholder, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the Initial Certificateholder will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly owned by the Initial Certificateholder and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the depositor and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, and the notes (if any) being debt of such partnership.

Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “— Partnership Certificates — Classification of Partnerships and Partnership Certificates”.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “plan assets regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring the notes with the assets of a benefit plan or a governmental plan, non-U.S. plan, or church plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (“similar law”) or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a nonexempt violation of any similar law.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sale contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)        The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)        The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited and DBRS, Inc.

(3)        The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)        The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the depositor, the owner trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)        The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)        The issuing entity satisfies the following requirements:

(a)	the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b)

securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c)

securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)        The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8)         The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)

the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the depositor;

(d)	the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date for that transaction;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the depositor, a servicer and trustee.

(9)        The underwriter’s exemption permits interest-rate swap contract to be assets of an issuing entity if certain conditions are satisfied. An interest-rate swap (a “swap” or “swap agreement”) is a permitted issuing entity asset if it:

(a)	is an “eligible swap”. An “eligible swap” is one which:

(1)        is denominated in U.S. dollars;

(2)        pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(3)        has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations;

(4)        is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(5)        has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of certificates are fully repaid; and

(6)        does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging;

(b)        is with an “eligible counterparty”. An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency;

(c)        is purchased by a “qualified plan investor”. A “qualified plan investor” is an employee benefit plan or plans where the decision to buy such class of certificates is made on behalf of the employee benefit plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the certificates and such fiduciary is either

(1)        a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements); or

(2)        an “in-house asset manager” under PTCE 96-23 (see below); or

(3)        has total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the certificates are acquired by the employee benefit plan;

(d)        if a “rating dependent swap” (where the rating of a class of certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)        obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(2)        cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

In the event that the servicer fails to meet these obligations, employee benefit plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of certificates held by a employee benefit plan which involves such ratings dependent swap;

(e)        if a “non-ratings dependent swap” (those where the rating of the certificates does not depend on the terms and conditions of the swap) the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)         obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(2)        cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(3)        terminate the swap agreement in accordance with its terms; and

(f)        permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the depositor, the underwriters, the owner trustee, the administrator, the indenture trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the underwriter’s exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the restricted group, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•

immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•

in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB — (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited and DBRS, Inc, each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

PLAN OF DISTRIBUTION

The depositor may offer and sell the securities of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the depositor will agree to sell or cause the issuing entity to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•

set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•

specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the applicable originator and/or the depositor, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its Issuing Entity Accounts in Permitted Investments acquired from the underwriters or from the applicable originator, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the applicable originator, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the applicable originator’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable originator, FTH LLC, the Ohio Bank, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable originator, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the applicable originator, FTH LLC, the Ohio Bank, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable originator, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATINGS OF THE SECURITIES

Each class of securities specified as being offered by the applicable prospectus supplement will be initially:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

•

identified in the applicable prospectus supplement as being in one of the four highest generic rating categories, which are referred to as “investment grade,” of the rating agencies identified in the applicable prospectus supplement as rating the offered securities.

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered securities. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. Ratings on the offered securities will be monitored by the rating agencies that are rating the offered securities while the offered securities are outstanding. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency rating the offered securities. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. An issuing entity may also issue non-investment grade or unrated securities that are not offered under this prospectus and applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Fifth Third Holdings Funding, LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Fifth Third Holdings Funding LLC, c/o Fifth Third Bank Legal Department, 38 Fountain Square Plaza, MD 10AT76, Cincinnati, Ohio 45263 or calling us at (513) 534-4300.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

GLOSSARY

“Closing Date“ means, with respect to any series of securities, the date of initial issuance of that series of securities.

“collection period“ means a fiscal month of the servicer immediately preceding the month in which the related payment date occurs or a calendar month, as specified in the applicable prospectus supplement; however, the initial collection period will begin and end on the dates specified in the applicable prospectus supplement.

“Controlling Class“ means, with respect to any issuing entity, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

“defaulted receivable“ has the meaning set forth in the applicable prospectus supplement.

“Financial Institution“ means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Fitch“ means Fitch, Inc.

“Foreign Person“ means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“Issuing Entity Accounts“ means the collection account and any other accounts to be established with respect to an issuing entity, including any principal distribution account, certificate distribution account, pre- funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Pool Balance“ means, as of any date, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables (other than defaulted receivables) as of that date.

“Note Factor“ means, with respect to any class of securities issued by an issuing entity, a six-digit decimal which the servicer may compute each month indicating the outstanding note balance of that class of securities at the end of the month as a fraction of the original outstanding balance of that class of securities.

“Partnership Certificates“ means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates means to the beneficial owner thereof.

“Payment Date“ means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day on the next succeeding business day).

“Permitted Investments“ has the meaning set forth in the applicable prospectus supplement.

“Regulation“ means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the servicer may compute each month indicating the Net Pool Balance at the end of the month as a fraction of the original Net Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cutoff date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry securities, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater — or smaller — number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Mayer, Brown, Rowe & Maw LLP, as special tax counsel to the depositor.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the depositor, and the depositor and the servicer agree to treat the trust or limited liability company as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates means to the beneficial owner thereof.

“Tax Partnership” means a trust or limited liability company in which the depositor, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

“Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are intended to be references to the beneficial owner of the Trust Certificates.

INDEX OF PRINCIPAL TERMS

administration agreement	28
amortization period	25
Autodialer	17
Bankruptcy Code	44
benefit plan	59
chattel paper	39
Clearstream	26
Closing Date	69
Code	46
collection period	69
contribution agreement	28
Controlling Class	69
dealers	15
defaulted receivable	69
depositor	12
disqualified persons	59
DTC	22
ERISA	59
Euroclear	26
event of default	36
Exchange Act	20
Federal Reserve Board	14
FDIA	45
FDIC	45
Fifth Third	15
Financial Institution	69
FIRREA	45
Fitch	69
Foreign Person	69
FTC Rule	43
FTH LLC	14
HDC Rule	43
Initial Certificateholder	48
Internal Revenue Code	37
IRS	46
Issuing Entity Accounts	69
issuing entity property	12
Michigan Bank	15
Moody’s	69
Net Pool Balance	69
Note Factor	69

Ohio Bank	12
OID	48
parties in interest	59
Partnership Certificates	48,69
Payment Date	69
Permitted Investments	69
plan assets regulation	59
Pool Factor	70
Prepayment Assumption	70
prohibited transaction	59
PTCE	59
purchase agreement	28
QPAM	62
receivables pool	19
Record Date	70
Regulation	70
Relief Act	7
restricted group	61
revolving period	25
sale and servicing agreement	28
sale and servicing agreements	28
Scheduled Interest Method	70
SEC	70
Securities Act	32
servicing agreement	28
Short Term Note	70
similar law	60
Simple Interest Method	70
Simple Interest Receivables	70
Special Tax Counsel	71
Standard & Poor’s	71
Strip Certificates	71
Strip Notes	71
stripped bonds	52
Tax Non-Entity	48,71
Tax Non-Entity Certificates	48,71
Tax Partnership	48,71
Tax Trust	47,71
transfer agreement	28
transfer agreements	28
Trust Certificates	71

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$30.70

Printing and Engraving	*

Trustees’ Fees	*

Legal Fees and Expenses	*

Blue Sky Fees and Expenses	*

Accountants’ Fees and Expenses	*

Rating Agency Fees	*

Miscellaneous Fees	*

Total	*

*	To be provided by amendment.

Item 15.  Indemnification of Directors and Officers

Fifth Third Holdings Funding, LLC.

Fifth Third Holdings Funding, LLC is a Delaware limited liability company. Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement, as amended (the “LLC Agreement”), of Fifth Third Holdings Funding, LLC (the “Depositor”) provides:

(a) To the fullest extent permitted by law, neither the member nor the special member nor any officer, director, employee or agent of the Depositor nor any employee, representative, agent or affiliate of the member or the special member (collectively, the “Covered Persons”) shall be liable to the Depositor or any other person who has an interest in or claim against the Depositor for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Depositor for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the LLC Agreement by the Depositor shall be provided out of and to the extent of Depositor assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Depositor (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Depositor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the LLC Agreement; provided, however, that any indemnity under the LLC Agreement by the Depositor shall be provided out of and to the extent of Depositor assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Depositor (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Depositor and upon such information, opinions, reports or statements presented to the Depositor by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Depositor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Depositor or to any other Covered Person, a Covered Person acting under the LLC Agreement shall not be liable to the Depositor or to any other Covered Person for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by the Depositor or any other Covered Person.

The officers and directors of the Depositor have entered into indemnity agreements with Fifth Third Bank, a Michigan banking corporation, as sole member of the Depositor. Each of these indemnity agreements provide that:

(a) To the fullest extent permitted by law, neither any director, officer, employee nor agent of the Depositor (collectively, the “Covered Persons”) shall be liable to the member or any other person who has an interest in or claim against the member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement.

(b) Notwithstanding anything to the contrary in Depositor’s LLC Agreement, to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the member for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that (i) no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions and (ii) no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person to the extent such Covered Person has recovered for such loss, damage or claim under the LLC Agreement.

(c) A Covered Person shall be fully protected in relying in good faith upon the records of the Depositor and upon such information, opinions, reports or statements presented to the Depositor by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Depositor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

Underwriters.

Each underwriting agreement will generally provide that the underwriters will indemnify the Depositor and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriters. The Depositor has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.  Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

(a)	As to Rule 415:

The undersigned registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

    (i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act“);

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; provided, further, however, that paragraphs (i) and (ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

    (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

    (ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuing entity and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	As to Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	As to the Equity Offerings of Nonreporting Registrants:

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)	As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Depositor also maintains insurance providing for payment, subject to certain expectations, on behalf of officers and directors of the Depositor and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liabilities or loss under the Delaware Limited Liability Company Act).

(e)	As to Rule 430A:

(1)        For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	As to Qualification of Trust Indentures Under Trust Indenture Act of 1939 for Delayed Offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(g)	As to Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.

The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati on the 3rd day of July, 2007.

FIFTH THIRD HOLDINGS FUNDING, LLC

By:	/s/ Tayfun Tuzun

Name:	Tayfun Tuzun
Title: President and Director

By:	/s/ Albert P. Cliffel, III

Name:	Albert P. Cliffel, III
Title: Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	FORM OF UNDERWRITING AGREEMENT*

3.1	CERTIFICATE OF FORMATION OF FIFTH THIRD HOLDINGS FUNDING, LLC (“FIFTH THIRD FUNDING”)

3.2	LIMITED LIABILITY COMPANY AGREEMENT OF FIFTH THIRD FUNDING

4.1	FORM OF INDENTURE BETWEEN THE ISSUING ENTITY AND THE INDENTURE TRUSTEE*

4.2	FORM OF POOLING AND SERVICING AGREEMENT AMONG FIFTH THIRD FUNDING, THE SERVICER AND THE OWNER TRUSTEE*

5.1	OPINION OF MAYER, BROWN, ROWE & MAW LLP WITH RESPECT TO LEGALITY

8.1	OPINION OF MAYER, BROWN, ROWE & MAW LLP WITH RESPECT TO FEDERAL INCOME TAX MATTERS

10.1	FORM OF SALE AND SERVICING AGREEMENT AMONG FIFTH THIRD FUNDING, THE SERVICER, THE INDENTURE TRUSTEE AND THE ISSUING ENTITY*

10.2	FORM OF PURCHASE AGREEMENT BETWEEN SELLER AND THE REGISTRANT*

10.3	FORM OF INTEREST RATE SWAP AGREEMENT BETWEEN THE ISSUING ENTITY AND THE SWAP COUNTERPARTY*

10.4	FORM OF ADMINISTRATION AGREEMENT AMONG THE ISSUING ENTITY AND THE ADMINISTRATOR*

23.1	CONSENT OF MAYER, BROWN, ROWE & MAW LLP (INCLUDED IN EXHIBITS 5.1 AND 8.1)

24.1	POWERS OF ATTORNEY

25.1	STATEMENT OF ELIGIBILITY AND QUALIFICATION OF THE INDENTURE TRUSTEE ON FORM T-1**

99.1	FORM OF AMENDED AND RESTATED TRUST AGREEMENT OF THE ISSUING ENTITY*

99.2	FORM OF LIMITED LIABILITY AGREEMENT OF THE ISSUING ENTITY*

99.3	FORM OF LIMITED PARTNERSHIP AGREEMENT OF THE ISSUING ENTITY*

* TO BE FILED BY AMENDMENT.

** TO BE FILED PURSUANT TO SECTION 305(B)(2) OF THE TRUST INDENTURE ACT OF 1939.